EXHIBIT 99.11

Estimates

Fiscal Year Ending March 31, 2007

INTRODUCTION TO THE ESTIMATES

The Estimates for each fiscal year is presented to the Legislative Assembly by the Minister of Finance.

The 2006/07 Estimates is presented on a consolidated basis, which combines the Consolidated Revenue Fund, Crown corporations and agencies, the SUCH sector (school districts, post-secondary institutes, regional health authorities, hospital societies and Children and Family Development governance authorities. The Estimates provide pro forma statements of financial position and operations, and schedules of non-operating financial requirements (financing transactions) of the government entity for the coming fiscal year. The Estimates also include budget and updated forecast information for the 2005/06 fiscal year for comparative purposes.

In addition to disclosing the pro forma financial statements and financing transactions of government, the Estimates form the basis for annual Consolidated Revenue Fund appropriations approved by the Legislative Assembly. All expenditures from the Consolidated Revenue Fund must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The General Fund is the main operating account of government and includes a number of Special Accounts that provide statutory authority for specific expenditures.

The Votes detailed in the Estimates, and reflected in the Supply Act, provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Expenses cannot exceed individual vote totals without additional legislative authority. The vote details in Estimates include breakdowns by sub-votes and group account classification.

Voted and Special Account expenses are detailed by standard object of expense in the Supplement to the Estimates. This more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/.

The 2006/07 Estimates is comprised of three separate sections.

1.               Summary Information — this section of the Estimates provides an overview of the government’s financial plan for the 2006/07 fiscal year and also presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year.

2.               Estimates of Special Offices, Ministries and Other Appropriations — this section presents detailed information on Consolidated Revenue Fund operating expense, capital expenditues and other financing transactions. The Legislative Assembly will be asked to approve Consolidated Revenue Fund expenses through a Supply Act based on the detailed information provided in this section. The Supply Act will provide the legislative authority for voted appropriations and financial requirements. Expenses from Special Accounts are disclosed in the Estimates, however they are not included in Supply Act totals as these accounts have existing statutory authority.

Each special office and ministry is presented on a similar basis.

1.               Summary — summarizes total voted and statutory (Special Account) expense, capital expenditues and other financing transactions that are the responsibility of the special office or ministry. Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.

2.               Core Business Summary — discloses operating expense, capital expenditues and other financing transactions by core business on both the gross (before deducting external recoveries) and net (after deducting external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. Where core businesses are not required (Special Offices and Other Appropriations), the voted and statutory (Special Account) expense and capital expenditures are disclosed by vote.

3.               Operating Expense by Core Business — includes a description of the purpose for each vote and operating expense details by voted and statutory appropriations. Where core businesses are not required (Special Offices and Other Appropriations), the operating expense, capital expenditures and FTE employment are disclosed by vote.

4.               Special Accounts — discloses revenue, expense, capital expenditues, other financing transactions and projected spending authority available for all special accounts.

5.               Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.               Schedules — this section of the Estimates consists of supporting schedules that include the following: a detailed Consolidated Revenue Fund operating expense, capital expenditure and FTE reconciliation to restate the 2005/06 Estimates to be consistent with the 2006/07 Estimates presentation; summaries of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of major ministry, taxpayer-supported Crown agency, SUCH sector and regional authority related financing transactions; a summary of FTE staff utilization by special office, ministry, and Crown agencies; a summary of ministerial accountability for operating expenses; a reconciliation of the surplus to the change in taxpayer-supported debt and disclosure of total debt; summaries of Crown corporation/agency, SUCH sector and regional authority revenues and expenses; and, a detailed reconciliation of revenue by source and expense by function.

v

EXPLANATORY NOTES

Recoveries in the Estimates

The 2006/07 Estimates contains votes and sub-votes where recoveries are applied against expenses. In these situations the total recoveries amount is disclosed in the group account classification located on the last page of each special office, ministry or other appropriation section.

There are two forms of recoveries:

1.               Internal Recoveries — represents transfers within the Consolidated Revenue Fund and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, postal services, Queen’s Printer services and Provincial Treasury banking charges are considered internal recoveries.

2.               External Recoveries — represents recoveries to the Consolidated Revenue Fund from entities outside of the Consolidated Revenue Fund, and includes costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

Authority to Spend Estimated Recoveries

Consolidated Revenue Fund expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. A shortfall in anticipated recoveries would cause net expenses to increase. Section 23(3) of the Financial Administration Act provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to authorize the payment of the net expense plus the amount of the credit or recovery that is budgeted, whether or not this latter amount is actually realized. Under-realization of recoveries would have the same effect on the Consolidated Revenue Fund operating result as an equivalent shortfall in anticipated government revenue.

Authority to Spend Excess Recoveries

Section 23(3) of the Financial Administration Act also provides that excess Consolidated Revenue Fund recoveries (amounts earned over and above those shown in the Estimates approved by the Legislative Assembly) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on net budgeted Consolidated Revenue Fund expenses since the incremental recoveries would offset the incremental spending.

Capital Acquisitions

The government capitalizes certain capital assets in its financial statements. The annual cost of these acquisitions is shown in each ministry’s section of the Estimates, and is summarized in Schedule D. The cost of these acquisitions is not included in ministries’ operating budgets but is instead voted as one amount in the Supply Act. The amortization cost of tangible capital assets held by the Consolidated Revenue Fund is included in ministry operating budgets. Schedule D1 summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations. The government also provides capital funding to organizations within the government reporting entity to fund public infrastructure. Schedule C summarizes this funding. The amortization cost of these advances is included in ministry operating budgets.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Surplus Overview

Estimated Accumulated Deficit

Estimated Revenue by Source

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.               Basis of Accounting — The accounting policies followed in the Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2006/07 Estimates comply, in all material respects, with generally accepted accounting principles (GAAP) for senior governments as prescribed by the Public Sector Accounting Board (PSAB).

2.               Reporting Entity —The government reporting entity includes the Consolidated Revenue Fund; Crown corporations and agencies; school districts, universities, colleges, university colleges and institutes, regional health authorities and hospital societies (the SUCH sector); and Children and Family Development governance authorities.

3.               Consolidation — The 2006/07 Estimates fully consolidate the Consolidated Revenue Fund, which consists of the General Fund (voted appropriations and all Special Accounts), with the individual assets, liabilities, revenues and expenses of taxpayer-supported organizations on a line-by-line basis. Taxpayer-supported organizations include taxpayer-supported Crown agencies, the SUCH sector and Children and Family Development governance authorities. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2005/06 Estimates

In order to improve disclosure and better match the Estimates with the Public Accounts, the following significant presentation changes have been incorporated into the 2006/07 Estimates.

1.               Restatement of 2005/06 Estimates — The 2005/06 Estimates and Updated Forecast have been restated to be consistent with the 2006/07 Estimates presentation. These restatements incorporate a number of inter ministry transfers and/or changes. Schedule A presents a detailed reconciliation of Consolidated Revenue Fund operating expenses, capital expenditures and FTEs.

2.               Interest — Interest costs have been reallocated to debt servicing at the summary level for GAAP financial reporting purposes. The current practice of including interest costs relating to major capital grants (Prepaid Capital Advances) at the ministry level will be maintained for accountability purposes, but reallocated during consolidation. As a result, the Estimated Statement of Operations function expense amounts in the 2005/06 Estimates have been restated to show a decrease in Health ($170 million), Education ($495 million), and Transportation ($272 million) expenses with a corresponding increase in interest ($937 million) expense.

ESTIMATES, 06/07

ESTIMATED STATEMENT OF FINANCIAL POSITION (1)

($000)

Estimates (2) 2005/06	Updated Forecast (2) 2005/06		Estimates 2006/07

		Financial Assets (3)
3,012,000	2,590,000	Cash and Temporary Investments	2,201,000
3,244,000	3,328,000	Loans and Investments.	3,628,000
3,785,000	3,829,000	Other financial assets (4)	3,539,000
3,984,000	4,037,000	Sinking Fund Investments	3,753,000
3,518,000	3,355,000	Equity in Self-Supported Crown Corporations	3,559,000
7,073,000	6,902,000	Financed Assets of Self-Supported Crown Corporations (5)	7,605,000
24,616,000	24,041,000		24,285,000

		Liabilities
6,840,000	7,099,000	Accounts payable and accrued liabilities	7,448,000
5,678,000	5,656,000	Deferred Revenue	5,672,000
12,518,000	12,755,000		13,120,000

28,274,000	27,418,000	Taxpayer-Supported Debt (including guarantees)	27,883,000
3,171,000	3,191,000	Taxpayer-Supported Debt offset by Sinking Funds.	3,029,000
(151,000)	(150,000)	Less: Debt Guarantees (5)	(156,000)
31,294,000	30,459,000		30,756,000

7,336,000	7,165,000	Self-Supported Debt (including guarantees and non-guaranteed debt)	7,857,000
813,000	846,000	Self-Supported Debt offset by Sinking Funds	724,000
(268,000)	(268,000)	Less: Debt Guarantees and Non-Guaranteed Debt (6)	(256,000)
7,881,000	7,743,000		8,325,000

300,000	300,000	Forecast Allowance	850,000
39,475,000	38,502,000	Total Debt	39,931,000
51,993,000	51,257,000	Total Liabilities.	53,051,000

(27,377,000)	(27,216,000)	Net Liabilities	(28,766,000)

		Non-Financial Assets (3)
24,763,000	24,814,000	Investment in Capital Assets (net) (7)	26,970,000
839,000	833,000	Other Assets	827,000
25,602,000	25,647,000		27,797,000
(1,775,000)	(1,569,000)	Accumulated Deficit	(969,000)

(1)               Figures have been rounded to the nearest million.

(2)               The 2005/06 Estimates and Updated Forecast amounts have been restated to conform with the 2006/07 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(3)               Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)               Includes accounts receivable and inventories held for resale.

(5)               Includes loans to Crown corporations/agencies for the purchase of capital assets.

(6)               Represents loan guarantees, and Crown corporation/agency debt which has not been borrowed from or guaranteed by the provincial government.

(7)               Investment in capital assets is reported net of amortization.

ESTIMATES, 06/07

ESTIMATED STATEMENT OF OPERATIONS (1),(3)

($000)

Estimates (2) 2005/06	Updated Forecast (2) 2005/06		Estimates 2006/07

		Revenue
15,445,000	16,139,000	Taxation	16,218,000
4,406,000	4,911,000	Natural Resource	4,852,000
3,665,000	3,638,000	Fees and licences	3,622,000
818,000	846,000	Investment Earnings (4)	819,000
2,245,000	2,216,000	Miscellaneous	2,153,000
5,623,000	5,680,000	Contributions from the Federal Government	5,729,000
2,274,000	2,054,000	Net earnings of Self-Supported Crown Corporations and Agencies	1,971,000

34,476,000	35,484,000	Total Revenue	35,364,000

		Expenses
12,480,000	12,481,000	Health	12,833,000
2,840,000	2,842,000	Social Services	3,040,000
9,036,000	8,991,000	Education	9,162,000
1,351,000	1,387,000	Protection of persons and property	1,301,000
1,251,000	1,223,000	Transportation	1,173,000
1,649,000	1,540,000	Natural resources and economic development	1,483,000
1,414,000	1,408,000	Other	1,953,000
636,000	635,000	General Government	665,000
2,219,000	2,202,000	Interest (4)	2,304,000

32,876,000	32,709,000	Total Expenses	33,914,000

1,600,000	2,775,000	Surplus before Forecast Allowance and Provision for Compensation Agreements	1,450,000

—	(1,000,000)	Provision for Negotiating Framework	—
(300,000)	(300,000)	Forecast Allowance	(850,000)

1,300,000	1,475,000	Surplus	600,000

(1)               Figures have been rounded to the nearest million.

(2)               The 2005/06 Estimates and Updated Forecast amounts have been restated to conform with the 2006/07 Estimates presentation. See Significant Presentation Changes for details.

(3)               The Estimated Statement of Operations discloses budgeted amounts for revenues and expenses of the government reporting entity on a functional basis. The statement fully consolidates the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities with the Consolidated Revenue Fund. This results in revenues and expenses of the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities being added to those of the Consolidated Revenue Fund.

(4)               In order to comply with generally accepted accounting principles, interest expense is reported gross of sinking fund and debt defeasance trust earnings, which are now reported as revenue.

ESTIMATES, 06/07

ESTIMATED SURPLUS OVERVIEW

($000)

Estimates (1) 2005/06	Updated Forecast (1) 2005/06		Estimates 2006/07

		Taxpayer-supported Programs and Agencies
32,202,000	33,430,000	Revenue	33,393,000
32,876,000	32,709,000	Expense	33,914,000
(674,000)	721,000		(521,000)

2,274,000	2,054,000	Net Earnings of Self-Supported Crown Corporations and Agencies	1,971,000
1,600,000	2,775,000	Surplus before Forecast Allowance	1,450,000
—	(1,000,000)	Provision for Negotiating Framework	—
(300,000)	(300,000)	Forecast Allowance	(850,000)
1,300,000	1,475,000	Surplus	600,000

ESTIMATED ACCUMULATED DEFICIT

($000)

Estimates 2005/06	Updated Forecast 2005/06		Estimates 2006/07

(3,150,000)	(3,150,000)	Accumulated Deficit, Beginning of Year (2)	(1,569,000)
75,000	106,000	Other adjustments (3)	—
(3,075,000)	(3,044,000)	Accumulated Deficit, Beginning of Year, Restated	(1,569,000)
1,300,000	1,475,000	Surplus for the Year	600,000
(1,775,000)	(1,569,000)	Accumulated Deficit, End of Year	(969,000)

(1)               The 2005/06 Estimates and Updated Forecast amounts have been restated to conform with the 2006/07 Estimates presentation. See Significant Presentation Changes for details.

(2)               The 2005/06 Updated Forecast amount for the beginning of the fiscal year is as reported in the 2004/05 Public Accounts.

(3)               Primarily represents a revision to the accrued benefits liability for school districts, an adjustment to deferred contributions for universities, and a revaluation of BC Buildings Corporation assets resulting from the wind-up of that organization and incorporation of its operations into the Consolidated Revenue Fund.

ESTIMATES, 06/07

ESTIMATED REVENUE BY SOURCE

($000)

Estimates 2005/06	Updated Forecast 2005/06		Estimates 2006/07
		Taxation Revenue
5,484,000	5,806,000	Personal income	5,847,000
1,215,000	1,423,000	Corporate income	1,337,000
4,213,000	4,208,000	Social service	4,374,000
915,000	904,000	Fuel	923,000
690,000	690,000	Tobacco	690,000
1,717,000	1,718,000	Property	1,726,000
650,000	800,000	Property transfer	750,000
561,000	590,000	Other (1)	571,000
15,445,000	16,139,000	Total Taxation Revenue	16,218,000
		Natural Resource Revenue
1,754,000	2,259,000	Natural gas royalties	2,277,000
305,000	340,000	Columbia River Treaty	335,000
775,000	781,000	Other energy and minerals	808,000
1,246,000	1,203,000	Forests	1,083,000
326,000	328,000	Water and other resources	349,000
4,406,000	4,911,000	Total Natural Resource Revenue	4,852,000
		Other Revenue
1,438,000	1,432,000	Medical Services Plan premiums	1,414,000
904,000	893,000	Post secondary education fees	923,000
179,000	204,000	Other healthcare - related fees	191,000
398,000	398,000	Motor vehicle licences and permits	409,000
746,000	711,000	Other fees and licences	685,000
818,000	846,000	Investment earnings	819,000
655,000	662,000	Sales of goods and services	647,000
1,590,000	1,554,000	Miscellaneous (2)	1,506,000
6,728,000	6,700,000	Total Other Revenue	6,594,000
		Contributions from the Federal Government
4,180,000	4,233,000	Health and social transfers	4,403,000
590,000	590,000	Equalization	459,000
853,000	857,000	Other cost-shared agreements (3)	867,000
5,623,000	5,680,000	Total Contributions from the Federal Government	5,729,000

32,202,000	33,430,000	Taxpayer-Supported Programs and Agencies	33,393,000

		Self-supported Crown Corporations and Agencies
329,000	220,000	British Columbia Hydro and Power Authority (4)	18,000
779,000	779,000	British Columbia Liquor Distribution Branch	798,000
892,000	892,000	British Columbia Lottery Corporation	932,000
39,000	(20,000)	British Columbia Railway Company	84,000
224,000	171,000	Insurance Corporation of British Columbia	131,000
11,000	12,000	Other	8,000
2,274,000	2,054,000	Net Earnings of Self-Supported Crown Corporations and Agencies	1,971,000

34,476,000	35,484,000	Total Revenue	35,364,000

(1)               Includes corporation capital, insurance premium and hotel room taxes.

(2)               Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(3)               Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

(4)               Amounts are net of deferral account transfers.

ESTIMATES, 06/07

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates (1) 2005/06	Updated Forecast (1) 2005/06		Estimates 2006/07

51,217	51,217	Legislation	50,589
46,357	46,357	Officers of the Legislature	26,828
10,697	9,697	Office of the Premier	12,482
33,993	33,993	Ministry of Aboriginal Relations and Reconciliation	32,978
1,911,532	1,911,532	Ministry of Advanced Education	1,981,707
285,396	221,396	Ministry of Agriculture and Lands	226,497
460,835	460,835	Ministry of Attorney General	475,700
1,636,720	1,636,720	Ministry of Children and Family Development	1,836,295
260,859	260,859	Ministry of Community Services	266,781
444,178	414,178	Ministry of Economic Development	309,828
5,076,388	5,076,388	Ministry of Education	5,195,667
1,353,333	1,353,333	Ministry of Employment and Income Assistance	1,369,415
72,582	72,582	Ministry of Energy and Mines and Petroleum Resources	77,234
178,467	178,467	Ministry of Environment	193,839
82,162	82,162	Ministry of Finance	83,612
860,601	834,601	Ministry of Forests and Range	933,516
11,469,076	11,469,076	Ministry of Health	11,915,213
191,860	191,860	Ministry of Labour and Citizens’ Services	205,765
525,866	560,866	Ministry of Public Safety and Solicitor General	548,012
44,667	44,667	Ministry of Small Business and Revenue	45,225
180,987	180,987	Ministry of Tourism, Sport and the Arts	203,695
829,091	829,091	Ministry of Transportation	839,458
684,000	624,000	Management of Public Funds and Debt	617,800
347,136	347,136	Other Appropriations	771,864
27,038,000	26,892,000	Consolidated Revenue Fund expenses (1, 2)	28,220,000
100,000	100,000	First Nations New Relationships Fund	—
1,674,000	1,657,000	Expenses recovered from external entities (2)	1,685,000
		Grants to agencies and other internal transfers (3)
(974,000)	(996,000)	Taxpayer-supported Crown agencies	(674,000)
(4,438,000)	(4,400,000)	School districts	(4,490,000)
(981,000)	(1,008,000)	Universities	(1,069,000)
(741,000)	(732,000)	Colleges, university colleges and institutes	(755,000)
(7,583,000)	(7,682,000)	Health authorities and hospital societies	(7,937,000)
(395,000)	(404,000)	Children and Family Development governance authorities	(606,000)
		Crown agency and SUCH sector expenses (4)
2,137,000	2,168,000	Taxpayer-supported Crown agencies	1,802,000
4,781,000	4,777,000	School districts	4,864,000
2,454,000	2,420,000	Universities	2,532,000
1,258,000	1,257,000	Colleges, university colleges and institutes	1,281,000
8,159,000	8,260,000	Health authorities and hospital societies	8,456,000
387,000	400,000	Children and Family Development governance authorities	605,000
4,064,000	4,060,000	Net spending of Crown agencies and the SUCH sector	4,009,000
32,876,000	32,709,000	Total expense	33,914,000

(1)               The 2005/06 Estimates and Updated Forecast amounts have been restated to conform with the 2006/07 Estimates presentation. See Significant Presentation Changes for details.

(2)               Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)               Grants and other payments between the Consolidated Revenue Fund and the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities are eliminated to avoid double counting.

(4)               See Schedules K and L for details on estimated revenues and expenses for Crown corporations and agencies and SUCH sector and regional authorities.

ESTIMATES, 06/07

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

Estimates (1) 2005/06	Vote No*		Estimates 2006/07

		Legislation
51,217	1	Legislation	50,589
51,217		Total Voted Expense	50,589
51,217		Total Expense	50,589

		Officers of the Legislature
7,670	2	Auditor General	8,565
292	3	Conflict of Interest Commissioner	322
31,506	4	Elections BC	9,485
2,211	5	Information and Privacy Commissioner	2,503
—	6	Merit Commissioner	783
3,388	7	Ombudsman	3,736
1,290	8	Police Complaint Commissioner	1,434
46,357		Total Voted Expense	26,828
46,357		Total Expense	26,828

		Office of the Premier
10,697	9	Office of the Premier	12,482
10,697		Total Voted Expense	12,482
10,697		Total Expense	12,482

		Ministry of Aboriginal Relations and Reconciliation
29,793	10	Ministry Operations	28,778
29,793		Total Voted Expense	28,778

4,200	(S)	First Citizens Fund	4,200
4,200		Total Special Accounts (Statutory)	4,200
33,993		Total Expense	32,978

		Ministry of Advanced Education
1,911,532	11	Ministry Operations	1,981,707
1,911,532		Total Voted Expense	1,981,707
1,911,532		Total Expense	1,981,707

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2005/06 expense have been restated to be consistent with the presentation of the 2006/07 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1) 2005/06	Vote No*		Estimates 2006/07
		Ministry of Agriculture and Lands
78,076	12	Ministry Operations	84,868
2,068	13	Agricultural Land Commission	2,108
52,832	14	Integrated Land Management Bureau	58,984
132,976		Total Voted Expense	145,960

141,820	(S)	Crown Land	69,037
16,000	(S)	Production Insurance	19,700
(5,400)		Transfer from Ministry Operations Vote	(8,200)
152,420		Total Special Accounts (Statutory)	80,537
285,396		Total Expense	226,497

		Ministry of Attorney General
370,601	15	Ministry Operations	377,024
52,327	16	Judiciary	60,722
27,500	17	Crown Proceeding Act	27,500
1	18	British Columbia Utilities Commission	1
450,429		Total Voted Expense	465,247

18,048	(S)	Public Guardian and Trustee of British Columbia	17,577
(7,642)		Transfer from Ministry Operations Vote	(7,124)
10,406		Total Special Accounts (Statutory)	10,453
460,835		Total Expense	475,700

		Ministry of Children and Family Development
1,060,584	19	Ministry Operations	1,234,026
576,136	20	Community Living Services	602,269
1,636,720		Total Voted Expense	1,836,295
1,636,720		Total Expense	1,836,295

		Ministry of Community Services
233,608	21	Ministry Operations	236,621
24,109	22	BC Public Service Agency	25,518
257,717		Total Voted Expense	262,139

3,142	(S)	University Endowment Lands Administration	4,642
3,142		Total Special Accounts (Statutory)	4,642
260,859		Total Expense	266,781

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2005/06 expense have been restated to be consistent with the presentation of the 2006/07 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1) 2005/06	Vote No*		Estimates 2006/07
		Ministry of Economic Development
443,678	23	Ministry Operations	309,328
443,678		Total Voted Expense	309,328

500	(S)	Northern Development Fund	500
500		Total Special Accounts (Statutory)
444,178		Total Expense	309,828

		Ministry of Education
5,076,388	24	Ministry Operations	5,195,667
5,076,388		Total Voted Expense	5,195,667
5,076,388		Total Expense	5,195,667

		Ministry of Employment and Income Assistance
1,353,333	25	Ministry Operations	1,369,415
1,353,333		Total Voted Expense	1,369,415
1,353,333		Total Expense	1,369,415

		Ministry of Energy, Mines and Petroleum Resources
41,022	26	Ministry Operations	43,674
31,560	27	Contracts and Funding Arrangements	33,560
72,582		Total Voted Expense	77,234
72,582		Total Expense	77,234

		Ministry of Environment
138,156	28	Ministry Operations	152,559
4,606	29	Environmental Assessment Office	5,575
142,762		Total Voted Expense	158,134

35,705	(S)	Sustainable Environment Fund	35,705
35,705		Total Special Accounts (Statutory)	35,705
178,467		Total Expense	193,839

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2005/06 expense have been restated to be consistent with the presentation of the 2006/07 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates(1) 2005/06	Vote No*		Estimates 2006/07
		Ministry of Finance
47,680	30	Ministry Operations	48,888
34,482	31	Public Affairs Bureau	34,724
82,162		Total Voted Expense	83,612
82,162		Total Expense	83,612

		Ministry of Forests and Range
423,528	32	Ministry Operations	473,203
55,380	33	Direct Fire	55,511
207,798	34	Housing and Homelessness	209,702
686,706		Total Voted Expense	738,416

148,395	(S)	BC Timber Sales	169,100
—	(S)	Forest Stand Management Fund	—
25,500	(S)	South Moresby Forest Replacement	26,000
173,895		Total Special Accounts (Statutory)	195,100
860,601		Total Expense	933,516

		Ministry of Health
11,321,826	35	Ministry Operations	11,767,963
11,321,826		Total Voted Expense	11,767,963

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
11,469,076		Total Expense	11,915,213

		Ministry of Labour and Citizens’ Services
191,860	36	Ministry Operations	205,765
191,860		Total Voted Expense	205,765
191,860		Total Expense	205,765

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2005/06 expense have been restated to be consistent with the presentation of the 2006/07 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1) 2005/06	Vote No*		Estimates 2006/07
		Ministry of Public Safety and Solicitor General
501,348	37	Ministry Operations	523,967
15,628	38	Emergency Program Act	15,634
516,976		Total Voted Expense	539,601

—	(S)	Forfeited Crime Proceeds Fund	—
1,565	(S)	Inmate Work Program	1,065
7,325	(S)	Victims of Crime Act	7,346
8,890		Total Special Accounts (Statutory)	8,411
525,866		Total Expense	548,012

		Ministry of Small Business and Revenue
44,642	39	Ministry Operations	45,200
44,642		Total Voted Expense	45,200

25	(S)	Provincial Home Acquisition Wind Up	25
25		Total Special Accounts (Statutory)	25
44,667		Total Expense	45,225

		Ministry of Tourism, Sport and the Arts
178,137	40	Ministry Operations	200,695
178,137		Total Voted Expense	200,695

650	(S)	Olympic Arts Fund	700
2,200	(S)	Physical Fitness and Amateur Sports Fund	2,300
2,850		Total Special Accounts (Statutory)	3,000
180,987		Total Expense	203,695

		Ministry of Transportation
829,091	41	Ministry Operations	839,458
829,091		Total Voted Expense	839,458
829,091		Total Expense	839,458

		Management of Public Funds and Debt
684,000	42	Management of Public Funds and Debt	617,800
684,000		Total Voted Expense	617,800
684,000		Total Expense	617,800

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2005/06 expense have been restated to be consistent with the presentation of the 2006/07 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1) 2005/06	Vote No*		Estimates 2006/07
		Other Appropriations
302,497	43	Contingencies (All Ministries and New Programs)	740,000
39,000	44	BC Family Bonus	23,000
—	45	Electoral Boundaries Commission	3,264
1	46	Commissions on Collection of Public Funds	1
1	47	Allowances for Doubtful Revenue Accounts	1
1,955	48	Environmental Appeal Board and Forest Appeals Commission	1,961
3,607	49	Forest Practices Board	3,637
347,061		Total Voted Expense	771,864

—	(S)	Insurance and Risk Management	—
75	(S)	Unclaimed Property	—
75		Total Special Accounts (Statutory)	—

347,136		Total Expense	771,864

		All Appropriations
26,498,642		Total Voted Expense	27,730,177
539,358		Total Special Accounts (Statutory)	489,823

27,038,000		Total Expense	28,220,000

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2005/06 expense have been restated to be consistent with the presentation of the 2006/07 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture and Lands

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Community Services

Ministry of Economic Development

Ministry of Education

Ministry of Employment and Income Assistance

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment

Ministry of Finance

Ministry of Forests and Range

Ministry of Health

Ministry of Labour and Citizens’ Services

Ministry of Public Safety and Solicitor General

Ministry of Small Business and Revenue

Ministry of Tourism, Sport and the Arts

Ministry of Transportation

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates 2005/06(1)	Estimates 2006/07

VOTED APPROPRIATION
Vote 1 — Legislation	51,217	50,589

OPERATING EXPENSE	51,217	50,589
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,138	4,500
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	300	350

NOTES

(1)               For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

SUMMARY - OPERATING EXPENSE BY SUB-VOTE

$000

Estimates 2005/06	Estimates 2006/07

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSE
Members’ Services	24,634	23,110
Caucus Support Services	4,997	5,028
Office of the Speaker	383	379
Clerk of the House	739	1,068
Clerk of Committees	387	565
Legislative Operations	10,156	9,836
Sergeant-at-Arms	3,675	3,838
Hansard	3,741	4,181
Legislative Library	2,505	2,584
	51,217	50,589

CAPITAL EXPENDITURES
Clerk of the House	1,138	4,500

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Members’ Services	300	350

VOTE 1 - LEGISLATION	51,217	50,589

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	23,907	26,939
Operating Costs	10,727	10,394
Other Expenses	16,929	13,612
Internal Recoveries	(346)	(356)
TOTAL OPERATING EXPENSE	51,217	50,589

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATIONS
Vote 2 — Auditor General	7,670	8,565
Vote 3 — Conflict of Interest Commissioner	292	322
Vote 4 — Elections BC	31,506	9,485
Vote 5 — Information and Privacy Commissioner	2,211	2,503
Vote 6 — Merit Commissioner	—	783
Vote 7 — Ombudsman	3,388	3,736
Vote 8 — Police Complaint Commissioner	1,290	1,434

OPERATING EXPENSE	46,357	26,828
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	3,920	1,314
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	187	197

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Auditor General	7,670	10,505	(1,940)	8,565
Conflict of Interest Commissioner	292	322	—	322
Elections BC	31,506	9,485	—	9,485
Information and Privacy Commissioner	2,211	2,505	(2)	2,503
Merit Commissioner	—	783	—	783
Ombudsman	3,388	3,781	(45)	3,736
Police Complaint Commissioner	1,290	1,434	—	1,434

TOTAL OPERATING EXPENSES	46,357	28,815	(1,987)	26,828

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	200	200	—	200
Elections BC	3,600	830	—	830
Information and Privacy Commissioner	30	30	—	30
Merit Commissioner	—	164	—	164
Ombudsman	65	65	—	65
Police Complaint Commissioner	25	25	—	25

TOTAL CAPITAL EXPENDITURES	3,920	1,314	—	1,314

	Estimates	Estimates
	2005/06	2006/07

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature. The Auditor General recovers the costs incurred to provide audit services to parties external to government, such as the Workers’ Compensation Board.

OPERATING EXPENSE
Auditor General	7,670	8,565

CAPITAL EXPENDITURES
Auditor General	200	200

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Auditor General	88	89

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operation of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSE
Conflict of Interest Commissioner	292	322

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner	2	2

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSE
Elections BC	31,506	9,485

CAPITAL EXPENDITURES
Elections BC	3,600	830

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC	39	39

	Estimates	Estimates
	2005/06	2006/07

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyists Registry program pursuant to the Lobbyists Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from participants and sponsoring organizations.

OPERATING EXPENSE
Information and Privacy Commissioner	2,211	2,503

CAPITAL EXPENDITURES
Information and Privacy Commissioner	30	30

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner	17	19

VOTE 6 — MERIT COMMISSIONER

This vote provides for the operation of the Office of the Merit Commissioner. The Commissioner is an officer of the Legislature with the mandate under the Public Service Act to meet the requirements under the Act.

OPERATING EXPENSE
Merit Commissioner	—	783

CAPITAL EXPENDITURES
Merit Commissioner	—	164

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Merit Commissioner	—	4

	Estimates	Estimates
	2005/06	2006/07

VOTE 7 — OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature, under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and any other authorities listed in the schedule of the Ombudsman Act. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve govenment’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the office, to ministries or agencies of the government. External recoveries are for the cost of services provided for in the vote and for distribution of materials. This vote also provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis.

OPERATING EXPENSE
Ombudsman	3,388	3,736

CAPITAL EXPENDITURES
Ombudsman	65	65

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman	34	37

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature, under the authority of the Police Act.

OPERATING EXPENSE
Police Complaint Commissioner	1,290	1,434

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner	7	7

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	15,157	17,541
Operating Costs	8,566	8,391
Government Transfers	63	63
Other Expenses	25,016	2,963
Internal Recoveries	(142)	(143)
External Recoveries	(2,303)	(1,987)
TOTAL OPERATING EXPENSE	46,357	26,828

OFFICE OF THE PREMIER

The Premier serves as the President of the Executive Council (Cabinet) of the Government of British Columbia. As head of the government and Cabinet, the Premier provides leadership to, and coordination among ministers, ministries and agencies of government. The Office of the Premier provides advice and support to the Premier and Cabinet to facilitate effective and integrated operations of the Government of British Columbia. The Office works closely with all ministries and major agencies to support their work and to ensure policy co-ordination across government.

SUMMARY
($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 9 — Office of the Premier	10,697	12,482

OPERATING EXPENSE	10,697	12,482
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	240	95
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	110	110

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,553	3,585	(500)	3,085
Deputy Ministers’ Policy Secretariat	1,470	2,442	—	2,442
Executive and Support Services	6,674	6,955	—	6,955

TOTAL OPERATING EXPENSES	10,697	12,982	(500)	12,482

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Intergovernmental Relations Secretariat	20	18	—	18
Deputy Ministers’ Policy Secretariat	139	5	—	5
Executive and Support Services	81	72	—	72

TOTAL CAPITAL EXPENDITURES	240	95	—	95

OPERATING EXPENSE BY CORE BUSINESS
$000

	Estimates	Estimates
	2005/06	2006/07

VOTE 9 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Deputy Ministers’ Policy Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,553	3,085

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, ministerial conferences, and international conferences. The sub-vote manages “The Canada-British Columbia General Agreement on the Promotion of Official Languages”. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. A portion of costs associated with these services may be recovered from ministries, special offices, other levels of government, and participating bodies.

DEPUTY MINISTERS’ POLICY SECRETARIAT

Voted Appropriation
Deputy Ministers’ Policy Secretariat	1,470	2,442

Voted Appropriation Description: This sub-vote provides for the Deputy Ministers’ Policy Secretariat to provide policy analysis and support to the Deputy Ministers’ Committee - Natural Resources and the Economy, and the Deputy Ministers’ Committee - Social Development in their work on cross-ministry and corporate projects. Funding is for salaries, benefits and other expenses incurred in providing policy, planning and operational support. A portion of costs associated with these services may be recovered from ministries, special offices and participating bodies.

	Estimates	Estimates
	2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,104	3,327
Executive Operations	3,570	3,628
	6,674	6,955

Voted Appropriations Description:  This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including Cabinet and government administration, as well as the salaries, benefits, allowances and operating expenses for the Deputy Minister’s office; salaries and other expenses incurred in providing policy, planning and operational support to Cabinet and its committees and for the planning and coordination of legislative priorities. A portion of costs associated with these services may be recovered from ministries, special offices and participating bodies.

VOTE 9 — OFFICE OF THE PREMIER	10,697	12,482

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,958	8,942
Operating Costs	2,716	3,090
Government Transfers	356	732
Other Expenses	394	445
Internal Recoveries	(227)	(227)
External Recoveries	(500)	(500)
TOTAL OPERATING EXPENSE	10,697	12,482

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to provide leadership across government that will, over the next decade, bridge the social and economic gaps that many Aboriginal people face in British Columbia. While working collaboratively with Aboriginal organizations, the federal government and other partners to support the goals of the new relationship, the Ministry will continue to negotiate and implement treaties and other lasting agreements with First Nations.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 10 — Ministry Operations	29,793	28,778

STATUTORY APPROPRIATION
First Citizens Fund Special Account	4,200	4,200

OPERATING EXPENSE	33,993	32,978
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	52	276
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	3,589	5,229
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	104	125

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Negotiations	19,983	22,692	(2,635)	20,057
Aboriginal Relations	9,745	8,156	(457)	7,699
Executive and Support Services	4,265	5,223	(1)	5,222

TOTAL OPERATING EXPENSES	33,993	36,071	(3,093)	32,978

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Negotiations	29	—	—	—
Executive and Support Services	23	276	—	276

TOTAL CAPITAL EXPENDITURES	52	276	—	276

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Negotiations	3,589	5,229	—	5,229
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	3,589	5,229	—	5,229

OPERATING EXPENSE BY CORE BUSINESS
$000

	Estimates	Estimates
	2005/06	2006/07

VOTE 10 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Negotiations, Aboriginal Relations, and Executive and Support Services.

NEGOTIATIONS

Voted Appropriation
Negotiations	19,983	20,057

Voted Appropriation Description:  This sub-vote provides for the province’s interface with Aboriginal people including costs associated with the development of policy, frameworks and protocols with respect to consultation, accommodation and Aboriginal rights and title; consultation; participation in the negotiation of treaties, interim agreements, and other arrangements with First Nations and the federal government; and new relationship initiatives. The sub-vote also provides for assistance to Aboriginal people and others in respect of their participation in negotiations, consultations and the treaty process. The sub-vote also provides for costs associated with accommodation, treaty implementation, treaty related measures; the resolution of land and resource issues including the acquisition of land for treaty and other Aboriginal agreements purposes; and the enhancement of Aboriginal involvement in economic development. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

ABORIGINAL RELATIONS

Voted Appropriation
Aboriginal Relations	5,545	3,499

Statutory Appropriation
First Citizens Fund Special Account	4,200	4,200
	9,745	7,699

Voted Appropriation Description:  This sub-vote provides for initiatives to eliminate social-economic disparities between Aboriginal people and other British Columbians including the provision of integrated advice, identification of opportunities, removal of barriers and coordination of resources and services provided to Aboriginal people, and provides for leadership around policy development and support to Aboriginal advisory bodies. The sub-vote also provides for administration of the First Citizens Fund Special Account and related transfers, and other Aboriginal socio-economic development projects, relationship building, and cultural initiatives. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

Statutory Appropriation Description:  This statutory appropriation provides for the programs and operations under the statutory First Citizens Fund Special Account. Authority for this Special Account is provided in the Special Accounts Appropriation and Control Act, 1988.

	Estimates	Estimates
	2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	431	434
Corporate Services	3,834	4,788
	4,265	5,222

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances and operating expenses of the Minister and the Minister’s staff; executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, service planning, performance measurement, and support services, strategic and business planning and reporting, information and privacy, records management, human resources, office management, accommodation and information systems. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

VOTE 10 — MINISTRY OPERATIONS	29,793	28,778
STATUTORY — SPECIAL ACCOUNT	4,200	4,200

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	11,168	11,405
Operating Costs	6,072	7,139
Government Transfers	18,440	15,355
Other Expenses	2,201	2,180
Internal Recoveries	(4)	(8)
External Recoveries	(3,884)	(3,093)
TOTAL OPERATING EXPENSE	33,993	32,978

SPECIAL ACCOUNT(1)
$000

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the economic, educational and cultural well being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, native friendship centre program delivery, and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account. Spending authority committed represents the endowment of the account, which cannot be spent.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	5,869	5,619
OPERATING TRANSACTIONS
Revenue	3,850	3,950
Expense (3)	(4,200)	(4,200)
Net Revenue (Expense)	(350)	(250)
Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	100
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	5,619	5,369

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

(3)          For comparative purposes, the figure shown for 2005/06 Expense has been restated so the Net Revenue is consistant with the presentation of the September Update 2005/06 Estimates.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

	Estimates	Estimates
	2005/06	2006/07

NEGOTIATIONS

SETTLEMENT AND IMPLEMENTATION COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements. Land is also purchased and held for treaty settlement purposes.

Receipts	—	—
Disbursements	3,589	5,229
Net Cash Source (Requirement)	(3,589)	(5,229)

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education and Minister Responsible for Research and Technology is to provide leadership in delivering excellent, accessible post-secondary education for learners and enabling an integrated and dynamic approach to research and innovation.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 11 — Ministry Operations	1,911,532	1,981,707

OPERATING EXPENSE	1,911,532	1,981,707
PREPAID CAPITAL ADVANCES (2)	225,700	267,280
CAPITAL EXPENDITURES (3)	1,466	1,471
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	237,728	250,714
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	216	219

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,494,461	1,546,826	(17,000)	1,529,826
Student Financial Assistance	136,440	179,323	(20,940)	158,383
Debt Service Costs and Amortization of Prepaid Capital Advances	255,859	268,161	—	268,161
Research and Innovation	5,741	5,741	—	5,741
Executive and Support Services	19,031	20,126	(530)	19,596

TOTAL OPERATING EXPENSES	1,911,532	2,020,177	(38,470)	1,981,707

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	225,700	267,280	—	267,280

TOTAL PREPAID CAPITAL ADVANCES	225,700	267,280	—	267,280

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,466	1,471	—	1,471

TOTAL CAPITAL EXPENDITURES	1,466	1,471	—	1,471

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Student Financial Assistance	237,728	306,900	(56,186)	250,714

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	237,728	306,900	(56,186)	250,714

OPERATING EXPENSE BY CORE BUSINESS
$000

	Estimates	Estimates
	2005/06	2006/07

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, Student Financial Assistance, Debt Service Costs and Amortization of Prepaid Capital Advances, Research and Innovation, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,494,461	1,529,826

Voted Appropriation Description: This sub-vote provides funding to universities, university colleges, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system. This sub-vote also provides transfers for research, scholarships, bursaries, and other initiatives related to post-secondary education. Recoveries are received from the federal government in accordance with federal/provincial agreements.

STUDENT FINANCIAL ASSISTANCE

Voted Appropriation
Student Financial Assistance	136,440	158,383

Voted Appropriation Description: This sub-vote provides for financial, income and other assistance to and for students including interest on student loans issued by financial institutions under these programs, debt service costs on loans issued by the province, provisions for future liabilities on student loans, transfers to students, and transfers for initiatives that enhance student performance. Recoveries are received from students for student loan interest repayments.

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

Voted Appropriations
Debt Service Costs	148,700	153,400
Amortization of Prepaid Capital Advances	107,159	114,761
	255,859	268,161

Voted Appropriations Description: This sub-vote provides for the payment of short and long-term debt service costs for approved capital projects including new buildings, equipment, renovations, and improvements to existing university, university college, college, institute and agency facilities, and interest payments on matching funds relating to the Canada Foundation for Innovation Program for research infrastructure projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for amortization of funds advanced for capital projects including new buildings, renovations and improvements, and equipment purchases.

RESEARCH AND INNOVATION

Voted Appropriation
Research and Innovation	5,741	5,741

Voted Appropriation Description: This sub-vote provides funding to support research and innovation including grants to the BC Innovation Council. This sub-vote also provides funding to support the Premier’s Technology Council.

	Estimates	Estimates
	2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations	435	448
Minister’s Office	18,596	19,148
Program Management	19,031	19,596

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. This sub-vote also provides for consumer protection with respect to private post-secondary institutions and quality assessment for public and private post-secondary degree granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff. Transfers are provided for post-secondary development and implementation activities, research, labour market initiatives, and national and international education initiatives. Recoveries are received from participation in federal/provincial agreements and activities, and for ministry services provided for in this sub-vote. Financial, human resources, information resources, administrative, freedom of information and privacy, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division.

VOTE 11 — MINISTRY OPERATIONS	1,911,532	1,981,707

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,178	14,533
Operating Costs	112,181	119,829
Government Transfers	1,619,942	1,659,346
Other Expenses	210,434	226,469
External Recoveries	(45,203)	(38,470)
TOTAL OPERATING EXPENSE	1,911,532	1,981,707

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

	Estimates	Estimates
	2005/06	2006/07

STUDENT FINANCIAL ASSISTANCE

BRITISH COLUMBIA STUDENT LOAN PROGRAM — Disbursements represent expenditures associated with loans under the British Columbia Student Assistance Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	63,072	56,186
Disbursements	300,800	306,900
Net Cash Source (Requirement)	(237,728)	(250,714)

PREPAID CAPITAL ADVANCES BY CORE BUSINESS
$000

	Estimates	Estimates
	2005/06	2006/07

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST SECONDARY INSTITUTIONS — Disbursements are provided to universities, university colleges, colleges, institutes and agencies for approved capital projects, including new buildings, renovations and improvements, equipment and capital leases.

Receipts	—	—
Disbursements	225,700	267,280
Net Cash Source (Requirement)	(225,700)	(267,280)

MINISTRY OF AGRICULTURE AND LANDS

The mission of the Ministry of Agriculture and Lands is to promote sustainable agriculture food systems and to provide a balanced approach that promotes the sustainable use of Crown land resources.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATIONS
Vote 12 — Ministry Operations	78,076	84,868
Vote 13 — Agricultural Land Commission	2,068	2,108
Vote 14 — Integrated Land Management Bureau	52,832	58,984

STATUTORY APPROPRIATION
Crown Land Special Account	141,820	69,037
Production Insurance Special Account	16,000	19,700
Less: Transfer from Ministry Operations Vote	(5,400)	(8,200)

OPERATING EXPENSE	285,396	226,497
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	12,950	10,777
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(773)	7,632
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	663	800

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Food Industry Development	11,586	20,186	(3,797)	16,389
Agriculture and Aquaculture Management	8,562	8,483	(5)	8,478
Risk Management (includes special account)	29,679	28,595	(1,638)	26,957
Crown Land Administration	30,001	36,173	(2)	36,171
Executive and Support Services	8,848	8,375	(2)	8,373
Agricultural Land Commission	2,068	2,109	(1)	2,108
Integrated Land Management Bureau	52,832	66,296	(7,312)	58,984
Crown Land Special Account	141,820	69,037	—	69,037

TOTAL OPERATING EXPENSES	285,396	239,254	(12,757)	226,497

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Food Industry Development	1,180	888	—	888
Agriculture and Aquaculture Management	485	437	—	437
Risk Management	170	168	—	168
Crown Land Administration	65	420	—	420
Executive and Support Services	98	87	—	87
Agricultural Land Commission	15	15	—	15
Integrated Land Management Bureau	10,937	8,762	—	8,762

TOTAL CAPITAL EXPENDITURES	12,950	10,777	—	10,777

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Food Industry Development	(629)	—	(518)	(518)
Crown Land Administration	—	8,250	—	8,250
Crown Land Special Account	(144)	—	(100)	(100)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(773)	8,250	(618)	7,632

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2005/06	Estimates 2006/07

VOTE 12 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Food Industry Development, Agriculture and Aquaculture Management, Risk Management, Crown Land Administration and Executive and Support Services.

FOOD INDUSTRY DEVELOPMENT

Voted Appropriation
Food Industry Development	11,586	16,389

Voted Appropriation Description: This sub-vote provides for food industry development and competitiveness initiatives, including partnering with industry, on: research and innovation initiatives; collecting, advising and disseminating information on issues affecting the establishment, production, marketing, and business management of the agriculture, aquaculture and food sector; youth development programs to facilitate leadership in the agri-food industry; and promoting public awareness and support of the agri-food industry. This sub-vote also provides for: surveillance and diagnostic services to monitor and improve animal and aquatic animal health; planning, establishing and co-ordinating province-wide land and water policies and programs related to environmental farm management best practices; and working in partnership with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. Costs are recovered from other levels of government, organizations and individuals for services provided for in this sub-vote.

AGRICULTURE AND AQUACULTURE MANAGEMENT

Voted Appropriations
Agriculture and Aquaculture Management	7,571	7,482
BC Farm Industry Review Board	991	996
	8,562	8,478

Voted Appropriations Description: This sub-vote provides for agriculture and aquaculture management including: finfish and shellfish aquaculture regulation, licensing and compliance; technical review of tenure and licence applications; and the administration and enforcement of relevant sections and regulations under the Fisheries Act and Fish Inspection Act. This sub-vote also provides for food safety and quality through: plant health surveillance and diagnostic services; licensing; support for research and innovation; and on-farm food safety information programs. It also provides for policy development, economic and statistical analysis and trade competition of the agri-food and seafood sectors; and intergovernmental negotiation strategies and sectoral planning. The BC Farm Industry Review Board is provided for under this sub-vote and is responsible for supervising the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; and hearing appeals on regulated marketing issues and hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

RISK MANAGEMENT

Voted Appropriation
Risk Management	19,079	15,457

Statutory Appropriation
Production Insurance Special Account	16,000	19,700
Transfer from Ministry Operations Vote	(5,400)	(8,200)
	29,679	26,957

Voted Appropriation Description: This sub-vote provides for the management of provincial and federal-provincial agriculture risk management programs and insurance schemes and funding of programs and trusts. Recoveries are received from the federal government and parties internal and external to government for ministry services and programs provided for in this sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriations and Control Act. Authority to operate the Production Insurance scheme is derived from the Insurance for Crops Act.

Estimates 2005/06	Estimates 2006/07

CROWN LAND ADMINISTRATION

Voted Appropriations
Land Policy Program	901	2,100
Crown Land Tenure Management	7,413	10,953
Contaminated Sites Program	21,687	23,118
	30,001	36,171

Voted Appropriations Description:     This sub-vote provides for the development and implementation of strategic and operational policy and legislation associated with Crown land administration across the Province. It also provides for a wide range of activities related to Crown land disposition, adjudication and management, including land sales and tenures, establishing fee rates, determining optimal development and use of Crown land, developing decision-support tools, ensuring compliance, public reporting, support to land use planning, intergovernmental and public relations and any First Nations consultation and accommodation arising from the activities provided for in this sub-vote. Some of these activities are performed under agreement with the Integrated Land Management Bureau through their regional offices. This sub-vote also provides for the management, assessment and remediation of contaminated sites on Crown land and other lands that affect provincial interests. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	520	523
Corporate Services	8,328	7,850
	8,848	8,373

Voted Appropriations Description:     This sub-vote provides for the office of the Minister for Agriculture and Lands and includes salaries, benefits, allowances and operating expenses of the minister’s staff. This sub-vote also provides for the executive direction and administrative services for the operating programs of the ministry, including finance, administration and budget coordination, strategic and business planning and reporting, human resources, office management and accommodation, information management services and systems, and freedom of information, protection of privacy and records management. Costs are recovered from ministries, other levels of government parties external to government for ministry services provided for in this sub-vote.

VOTE 12 — MINISTRY OPERATIONS	78,076	84,868
STATUTORY — SPECIAL ACCOUNT	16,000	19,700

Estimates 2005/06	Estimates 2006/07

VOTE 13 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core business Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,068	2,108

Voted Appropriation Description: This vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described within this vote.

VOTE 13 — AGRICULTURAL LAND COMMISSION	2,068	2,108

Estimates 2005/06	Estimates 2006/07

VOTE 14 — INTEGRATED LAND MANAGEMENT BUREAU

This vote provides for the operations described in the voted appropriation under the core business Integrated Land Management Bureau.

INTEGRATED LAND MANAGEMENT BUREAU

Voted Appropriations
Regional Client Services	13,593	17,968
Strategic Land and Resource Planning	12,850	8,858
Species at Risk Coordination	626	1,210
Resource Information Management	13,652	17,813
Bureau Management	12,111	13,135
	52,832	58,984

Voted Appropriations Description: This vote provides for the management of Crown land, resources and information, including: development, completion, implementation and maintenance of land and resource management plans, coastal plans, and strategic and operational land use plans and provincial base maps; and any First Nations consultation and accommodation arising from the activities provided for in this vote. This vote provides for the development of a coordinated approach for the recovery of broad-ranging species at risk. It also provides for the collection, management and dissemination of land and resource information; maintenance, management and administration of provincial base mapping, survey control points, air photography quality control programs, and programs that collect, record, manage and co-ordinate land and natural resource data, including Crown land tenures. This vote also provides for the operation of regional offices that provide: access to all natural resource ministries’ authorizations and supporting information, including applications, permits, licences, tenures and related authorizations; interpretive services for resource information, maps and resource management plans; and Regional Crown land tenure, allocation, sales and related administration activities and processes.

This vote also provides for the executive direction and administration of the bureau including finance, administration, strategic human resources, information management services and systems, information and privacy, land and other revenue collection and trust fund management for the bureau operations, programs and clients. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 14 — INTEGRATED LAND MANAGEMENT BUREAU	52,832	58,984

Estimates 2005/06	Estimates 2006/07

STATUTORY — CROWN LAND

This statutory account provides for operations described in the statutory appropriation under the core business Crown Land.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	141,820	69,037

Statutory Appropriation Description: This statutory account provides for the Crown Land Special Account.

STATUTORY - SPECIAL ACCOUNT	141,820	69,037

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	66,976	58,040
Operating Costs	67,748	65,527
Government Transfers	165,218	85,353
Other Expenses	21,323	43,498
Internal Recoveries	(18,282)	(13,164)
External Recoveries	(17,587)	(12,757)
TOTAL OPERATING EXPENSE	285,396	226,497

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

$000

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Accounts Appropriations and Control Act, 1982.

Revenue sources include land sales, land exchanges, land tenures, royalty revenues, interest income, sales of density allotments pursuant to community plans, and fees. Costs of development reflect those costs directly associated with the aquisition, servicing, development, tenuring and disposition of Crown land. Expenses include costs such as reporting, clean-up and Crown land servicing. Receipts represent repayment of outstanding loans and deposits made on pending sales.

This Special Account now includes the write-up from book value to market value (revenue) and related expenses associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. An expense budget is provided based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As write-ups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government’s summary accounts.

	Estimates 2005/06	Estimates 2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND(5)
Revenue	71,522	68,260
Less: Cost of Development	(11,390)	(5,875)
	60,132	62,385
Expense	(20)	(20)
Net Revenue (Expense)	60,112	62,365
FREE CROWN GRANTS AND NOMINAL RENT TENURES (3)
Revenue	141,800	69,017
Expense:
– Ministry of Community Services	(13,500)	(4,000)
– Ministry of Economic Development	(18,000)	(23,000)
– Ministry of Environment	(15,000)	(15,000)
– Ministry of Health	(200)	(200)
– Ministry of Transportation	(55,100)	(7,100)
– Renewal of Nominal Rent Tenures	(30,000)	(10,000)
– Contingency (4)	(10,000)	(9,717)
Total Expense	(141,800)	(69,017)
Net Revenue (Expense)	—	—
Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	(1,862)
Transfer to the General Fund	(58,394)	(62,465)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	144	100
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	144	100
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)    The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

(3)    Expenses and revenues reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.

(4)    A contingency is included to enable provision of free crown grants and nominal rent tenures that were not anticipated by the province but which are deemed to be in the public interest.

(5)    2005/06 Revenue has been restated to reflect revenue previously omitted in this schedule.

PRODUCTION INSURANCE

This account is established as a special account effective April 1, 2005 by Section 9.2 of the Special Account Appropriations and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. The Production Insurance Program, through an insurance scheme, stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of crop losses due to uncontrollable natural perils. The purpose of this account is to receive production insurance premiums from the federal government, the province, and producers, and indemnities payments through reinsurance. This account also receives interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any costs of adjustments.

	Estimates 2005/06	Estimates 2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	—	28,000
OPERATING TRANSACTIONS
Revenue	10,600	11,500
Revenue from Appropriation	33,400	8,200
Expense	(16,000)	(19,700)
Net Revenue (Expense)	28,000	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	28,000	28,000

NOTES

(1)    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)    The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

MINISTRY OF AGRICULTURE AND LANDS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

	Estimates 2005/06	Estimates 2006/07

CROWN LAND ADMINISTRATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land.

Receipts	—	—
Disbursements	—	8,250
Net Cash Source (Requirement)	—	(8,250)

FOOD INDUSTRY DEVELOPMENT

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	629	518
Disbursements	—	—
Net Cash Source (Requirement)	629	518

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Multiculturalism is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law. The Ministry is also responsible in government to meet the settlement needs of immigrants and refugees, to promote multiculturalism and to eliminate racism.

MINISTRY SUMMARY

($000)

	Estimates 2005/06(1)	Estimates 2006/07
VOTED APPROPRIATIONS
Vote 15 — Ministry Operations	370,601	377,024
Vote 16 — Judiciary	52,327	60,722
Vote 17 — Crown Proceeding Act	27,500	27,500
Vote 18 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATION
Public Guardian and Trustee of British Columbia Special Account	18,048	17,577
Less: Transfer from Ministry Operations Vote	(7,642)	(7,124)

OPERATING EXPENSE	460,835	475,700
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	16,459	14,410
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,447	3,454

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Court Services	133,608	126,847	(1,617)	125,230
Legal Services	13,382	15,003	(300)	14,703
Prosecution Services	82,659	92,810	—	92,810
Justice Services	92,681	96,657	(1,900)	94,757
Multiculturalism and Immigration	7,028	27,566	(20,493)	7,073
Executive and Support Services	41,243	42,738	(287)	42,451
Judiciary	52,327	60,722	—	60,722
Crown Proceeding Act	27,500	27,500	—	27,500
British Columbia Utilities Commission	1	5,528	(5,527)	1
Public Guardian and Trustee of British Columbia	10,406	12,432	(1,979)	10,453

TOTAL OPERATING EXPENSES	460,835	507,803	(32,103)	475,700

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Court Services	9,022	7,554	—	7,554
Legal Services	298	298	—	298
Prosecution Services	1,200	1,229	—	1,229
Justice Services	510	1,090	—	1,090
Multiculturalism and Immigration	1,250	1,025	—	1,025
Executive and Support Services	1,137	815	—	815
Judiciary	2,236	1,363	—	1,363
British Columbia Utilities Commission	12	12	—	12
Public Guardian and Trustee of British Columbia	794	1,024	—	1,024

TOTAL CAPITAL EXPENDITURES	16,459	14,410	—	14,410

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	950	(950)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	950	(950)	—

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2005/06	Estimates 2006/07

VOTE 15 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Court Services, Legal Services, Prosecution Services, Justice Services, Multiculturalism and Immigration, and Executive and Support Services.

COURT SERVICES

Voted Appropriation
Court Services	133,608	125,230

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided.

LEGAL SERVICES

Voted Appropriation
Legal Services	13,382	14,703

Voted Appropriation Description: This sub-vote provides for legal and related services to the province and various agencies, boards, commissions and other organizations, including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	82,659	92,810

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victims of Crime Special Account to enable compliance with the Victims of Crime Act.

JUSTICE SERVICES

Voted Appropriation
Justice Services	92,681	94,757

Voted Appropriation Description: This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from ministries, the Legal Services Society, and the federal government for services funded or provided in this sub-vote.

Estimates	Estimates
2005/06	2006/07

MULTICULTURALISM AND IMMIGRATION

Voted Appropriation
Multiculturalism and Immigration	7,028	7,073

Voted Appropriation Description: This sub-vote provides for the coordination of resources and services provided for policy and program development and delivery with respect to multiculturalism and immigration; negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration; and, settlement services for immigrants. Recoveries are received from the federal government, pursuant to federal/provincial agreements for settlement services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	726	700
Corporate Services	25,931	27,701
Agencies, Boards and Commissions	14,586	14,050
	41,243	42,451

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General and Minister Responsible for Multiculturalism, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Under agreement, management services are also provided to the Ministry of Aboriginal Relations and Reconciliation. This sub-vote also provides for agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General and the Ministry. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from parties external to government and other ministries, for services provided within this sub-vote.

VOTE 15 — MINISTRY OPERATIONS	370,601	377,024

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2005/06	2006/07

VOTE 16 — JUDICIARY

This vote provides for judiciary programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

Voted Appropriations
Superior Courts	11,894	12,804
Provincial Courts	40,433	47,918
	52,327	60,722

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 16 — JUDICIARY	52,327	60,722

Estimates	Estimates
2005/06	2006/07

VOTE 17 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the voted appropriation under the Crown Proceeding Act core business.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	27,500	27,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 17 — CROWN PROCEEDING ACT	27,500	27,500

Estimates	Estimates
2005/06	2006/07

VOTE 18 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 18 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

Estimates	Estimates
2005/06	2006/07

STATUTORY — PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

This statutory account provides for the programs and operations in the statutory appropriation under the Public Guardian and Trustee of British Columbia core business.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	18,048	17,577
Transfer from Ministry Operations Vote	(7,642)	(7,124)
	10,406	10,453

Statutory Appropriation Description:               This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

STATUTORY - SPECIAL ACCOUNT	18,048	17,577

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	258,656	281,353
Operating Costs	151,401	146,807
Government Transfers	103,944	103,533
Other Expenses	29,385	29,721
Internal Recoveries	(48,414)	(53,611)
External Recoveries	(34,137)	(32,103)
TOTAL OPERATING EXPENSE	460,835	475,700

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNT(1)

$000

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee operating account is established as a special account in the general fund of the consolidated revenue fund and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and program administration. Recoveries are also received from clients and parties external to government.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	12,633	13,453
OPERATING TRANSACTIONS
Revenue	11,357	11,357
Revenue from Appropriation	7,642	7,124
Expense	(19,241)	(19,556)
Internal and External Recoveries	1,193	1,979
Net Revenue (Expense)	951	904

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(794)	(1,024)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(794)	(1,024)
Working Capital Adjustments and Other Spending Authority Committed(3)	663	697
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	13,453	14,030

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	700	950
Disbursements	700	950
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities in caring for and protecting vulnerable children and youth, and to maximize the potential of every child in British Columbia by supporting healthy child development. The Minister is also responsible for supporting Community Living British Columbia to achieve its mandate to provide and improve upon services to individuals with developmental disabilities.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATIONS
Vote 19 — Ministry Operations	1,060,584	1,234,026
Vote 20 — Community Living Services	576,136	602,269

OPERATING EXPENSE	1,636,720	1,836,295

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	17,022	26,282
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(148)	(36)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	3,952	4,067

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

$000

		2006/07 ESTIMATES
	2005/06		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Child and Family Development	568,998	679,971	(52,634)	627,337
Early Childhood Development, Child Care and Supports to Children with Special Needs	419,221	531,648	(100)	531,548
Provincial Services	53,717	57,874	(3,602)	54,272
Executive and Support Services	18,648	21,391	(522)	20,869
Ministry Services - Community Living	181,334	659	—	659
Transfers to Community Living British Columbia	394,802	601,610	—	601,610

TOTAL OPERATING EXPENSES	1,636,720	1,893,153	(56,858)	1,836,295

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	17,022	26,282	—	26,282

TOTAL CAPITAL EXPENDITURES	17,022	26,282	—	26,282

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(148)	—	(36)	(36)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(148)	—	(36)	(36)

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2005/06	2006/07

VOTE 19 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	568,998	627,337

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of community-based support services for Aboriginal and non-Aboriginal children, youth and families; establishing new governance structures; funding under the Community Services Interim Authorities Act or any replacement legislation, the Child, Family and Community Service Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act; and other initiatives to support children, youth and families including costs related to transformation of services. Recoveries are received from the federal government for child protection services, children in care, and youth justice services and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	419,221	531,548

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and child care including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	53,717	54,272

Voted Appropriation Description: This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Youth Justice Act, the federal Youth Criminal Justice Act, the Mental Health Act and the Forensic Psychiatry Act, and other services to support children and youth. Recoveries are received from the federal government for youth justice services and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	730	742
Corporate Services	17,918	20,127
	18,648	20,869

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Child Care; overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, early childhood development, child care, children with special needs, and provincial services, and for the administration of the Human Resource Facility Act. Recoveries are received from the federal government, organizations and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

VOTE 19 — MINISTRY OPERATIONS	1,060,584	1,234,026

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 20 — COMMUNITY LIVING SERVICES

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Ministry Services -Community Living and Transfers to Community Living British Columbia (CLBC).

MINISTRY SERVICES - COMMUNITY LIVING

Voted Appropriations
Minister Support Services - Community Living	652	659
Ministry Services - Community Living	180,682	—
	181,334	659

Voted Appropriations Description: This sub-vote provides for general support and advice to the Minister regarding Community Living Services including funding for the Office of the Service Quality Advocate.

TRANSFERS TO COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriations
Adult Community Living Services	394,802	550,138
Children’s Community Living Services	—	51,472
	394,802	601,610

Voted Appropriations Description:   This sub-vote provides for transfer payments to Community Living British Columbia (CLBC) for the governance, management, operations, and delivery of services and support to adults and children with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

VOTE 20 — COMMUNITY LIVING SERVICES	576,136	602,269

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	264,145	287,632
Operating Costs	92,316	102,240
Government Transfers	1,341,895	1,504,517
Other Expenses	1,166	1,124
Internal Recoveries	(2,376)	(2,360)
External Recoveries	(60,426)	(56,858)
TOTAL OPERATING EXPENSE	1,636,720	1,836,295

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social service providers, including funds under the Human Resource Facility Act.

Receipts	148	36
Disbursements	—	—
Net Cash Source (Requirement)	148	36

MINISTRY OF COMMUNITY SERVICES

The mission of the Ministry of Community Services and the Minister Responsible for Seniors’ and Women’s Issues is to promote sustainable, liveable communities that provide healthy and safe places for British Columbians. The BC Public Service Agency provides leadership and services that support public service excellence.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATIONS
Vote 21 — Ministry Operations	233,608	236,621
Vote 22 — BC Public Service Agency	24,109	25,518
STATUTORY APPROPRIATION
University Endowment Lands Administration Special Account	3,142	4,642

OPERATING EXPENSE	260,859	266,781
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	5,650	3,234
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	553	561

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF COMMUNITY SERVICES

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Local Government (includes special account)	177,065	231,044	(50,000)	181,044
Seniors’, Women’s and Community Services	51,722	52,552	(117)	52,435
Executive and Support Services	7,963	7,785	(1)	7,784
Business Transformation and Learning Division (Agency)	1,114	1,264	—	1,264
Client Services (Agency)	10,885	11,765	(609)	11,156
Talent Management (Agency)	603	1,188	—	1,188
Employee Relations (Agency)	3,163	3,240	—	3,240
Compensation, Benefits and Policy (Agency)	4,146	29,071	(24,875)	4,196
Executive and Support Services (Agency)	4,198	4,474	—	4,474

TOTAL OPERATING EXPENSES	260,859	342,383	(75,602)	266,781

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Local Government	800	700	—	700
Seniors’, Women’s and Community Services	1,250	700	—	700
Executive and Support Services	300	580	—	580
Business Transformation and Learning Division (Agency)	3,000	984	—	984
Executive and Support Services (Agency)	300	270	—	270

TOTAL CAPITAL EXPENDITURES	5,650	3,234	—	3,234

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 21 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Local Government; Seniors’, Women’s and Community Services; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	169,737	171,399
University Endowment Lands	4,186	5,003
	173,923	176,402
Statutory Appropriation
University Endowment Lands Administration Special Account	3,142	4,642
	177,065	181,044

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial and other support to local governments and other related organizations, and for the operation of the University Endowment Lands. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Special Account which is governed under the University Endowment Land Act, 1979.

SENIORS’, WOMEN’S AND COMMUNITY SERVICES

Voted Appropriation
Seniors’, Women’s and Community Services	51,722	52,435

Voted Appropriation Description: This sub-vote provides for policy development, financial and other support for seniors’ and women’s issues and community services including inner-city partnerships, the Vancouver Agreement, community transition, and support services to women and their children who are leaving, or are affected by abusive relationships; mentoring for women entering or re-entering the workforce and the Premier’s Council on Aging and Seniors’ Issues. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	586	496
Management Services	7,377	7,288
	7,963	7,784

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community Services and the Minister Responsible for Seniors’ and Women’s Issues, including salaries, benefits, allowances, and operating expenses of the minister’s staff. The sub-vote also provides for executive direction of the Ministry of Community Services and administrative services for the operating programs of the Ministry of Community Services and the Ministry of Tourism, Sport and the Arts, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation and information systems. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	233,608	236,621
STATUTORY — SPECIAL ACCOUNT	3,142	4,642

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 22 — BC PUBLIC SERVICE AGENCY

This vote provides for the British Columbia Public Service Agency programs and operations described in the voted appropriations under the following six core businesses: Business Transformation and Learning Division; Client Services; Talent Management; Employee Relations; Compensation, Benefits and Policy; and Executive and Support Services.

BUSINESS TRANSFORMATION AND LEARNING DIVISION

Voted Appropriation
Business Transformation and Learning	1,114	1,264

Voted Appropriation Description:   This sub-vote provides for transformative change within the human resource function in order to enhance client satisfaction, improve efficiency, reduce costs and increase innovation. This core business line is also responsible for a sub-vote dedicated to providing learning services and programs for the public service including transition services, recognition and awards.

CLIENT SERVICES

Voted Appropriation
Regional Operations	10,885	11,156

Voted Appropriation Description:   This sub-vote provides for a broad range of human resource services to government and other clients including advisory services on organizational design, compensation, staffing, employee relations, occupational safety and health, workforce adjustment, disability case management, and other activities related to human resource management. Recoveries are received from ministries, Crown corporations and other public sector employers for services provided within this sub-vote.

TALENT MANAGEMENT

Voted Appropriation
Talent Management	603	1,188

Voted Appropriation Description:   This sub-vote provides for an integrated suite of talent management services related to workforce and succession planning, hiring and deployment, employee development and employee integration. This division is also responsible for all services related to the Leadership Centre, which exists to recruit, deploy and develop senior leaders across the public service.

EMPLOYEE RELATIONS

Voted Appropriation
Employee Relations	3,163	3,240

Voted Appropriation Description:   This sub-vote provides for the negotiation and administration of collective agreements on behalf of government, labour relations and dispute resolution advice, workforce adjustment activities, terms and conditions, settlement payments for grievances, other personnel related settlements, and payment for legal and arbitration services.

Estimates	Estimates
2005/06	2006/07

COMPENSATION, BENEFITS AND POLICY

Voted Appropriations
Compensation	4,145	4,195
Provincial Pensions	100,813	149,674
Miscellaneous and Statutory Items	6,258	6,252
Canada Pension	50,829	54,764
Death and Retiring Benefits	8,492	4,820
Extended Health and Dental Benefits	48,188	52,050
Group Insurance	4,052	4,145
Medical Services Plan	22,734	22,329
Long Term Disability	34,450	34,440
Employment Insurance	25,920	26,513
Workers Compensation	8,718	10,400
Employee and Family Assistance Program	1,002	1,100
Other Benefits	52,096	51,644
Recoveries	(363,551)	(418,130)
	4,146	4,196

Voted Appropriations Description: This sub-vote provides for the management and administration of classification and compensation plans, classification dispute resolution, advisory services related to the terms and conditions of employment for excluded employees, management of compensation workflow, service delivery, policy and legislation services. This sub-vote also provides for management and administration of employee benefit plans, the payment of federal and provincial employer contributions, and other corporate programs. Recoveries are received from ministries, Crown corporations, agencies, boards, commissions and other public sector employers for services provided within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES (AGENCY)

Voted Appropriations
Deputy Minister’s Office	653	624
Corporate Services	3,545	3,850
	4,198	4,474

Voted Appropriations Description: This sub-vote provides for the executive direction of the BC Public Service Agency, administrative support services, policy and program development, communications, strategic planning, performance management and provides support to independent offices. Other administrative services including financial, human resources, information systems, facilities management, freedom of information, protection of privacy, planning and performance management are provided by the Ministry of Finance. Recoveries are received from ministries for services provided within this sub-vote.

VOTE 22 — BC PUBLIC SERVICE AGENCY	24,109	25,518

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	397,890	454,706
Operating Costs	24,675	25,442
Government Transfers	270,118	269,618
Other Expenses	17,643	19,390
Internal Recoveries	(370,437)	(426,773)
External Recoveries	(79,030)	(75,602)
TOTAL OPERATING EXPENSE	260,859	266,781

SPECIAL ACCOUNT(1)
$000

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, was continued under the University Endowment Land Act, 1979, and became a Special Account under the Special Appropriations Act, 1982. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licenses and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs tranferred from the Ministry Operations Vote for services provided. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	30,209	30,209
OPERATING TRANSACTIONS
Revenue	4,183	4,642
Expense	(3,142)	(4,642)
Net Revenue (Expense)	1,041	—

Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	(1,041)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	30,209	30,209

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

MINISTRY OF ECONOMIC DEVELOPMENT

The mission of the Ministry of Economic Development is to work for British Columbians to build the best performing economy in Canada, through maximizing the benefits of B.C.’s diverse economy, its proximity to emergent opportunities in Asia, and the 2010 Olympic and Paralympic Winter Games.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 23 — Ministry Operations	443,678	309,328

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSE	444,178	309,828
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	855	2,799
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	50,000	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	131	149

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Marketing and Promoting British Columbia	13,485	9,873	(343)	9,530
Enhancing Economic Development (includes special account)	310,696	136,820	(735)	136,085
2010 Olympic and Paralympic Winter Games Secretariat	109,513	153,011	(1)	153,010
Executive and Support Services	10,484	11,208	(5)	11,203

TOTAL OPERATING EXPENSES	444,178	310,912	(1,084)	309,828

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Marketing and Promoting British Columbia	80	415	—	415
Enhancing Economic Development	—	25	—	25
2010 Olympic and Paralympic Winter Games Secretariat	620	2,229	—	2,229
Executive and Support Services	155	130	—	130

TOTAL CAPITAL EXPENDITURES	855	2,799	—	2,799

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	50,000	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	50,000	—	—	—

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2005/06	2006/07

VOTE 23 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Marketing and Promoting British Columbia, Enhancing Economic Development, 2010 Olympic and Paralympic Winter Games Secretariat, and Executive and Support Services.

MARKETING AND PROMOTING BRITISH COLUMBIA

Voted Appropriation
Marketing and Promoting British Columbia	13,485	9,530

Voted Appropriation Description:  This sub-vote provides for facilitating trade and investment and communicating British Columbia’s advantages and opportunities; administering and financing the Provincial Nominee Program to attract skilled immigrants; delivering effective business immigration programs to attract economic immigration clients to strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; implementing strategies and funding organizations to promote British Columbia and achieve improvements in specific areas such as trade, science and technology; planning and managing trade missions to profile British Columbia in key markets; and assisting the private sector to leverage identified marketing opportunities. Recoveries are received from parties external to government for services provided under this sub-vote.

ENHANCING ECONOMIC DEVELOPMENT

Voted Appropriation
Enhancing Economic Development	310,196	135,585

Statutory Appropriation
Northern Development Fund Special Account	500	500
	310,696	136,085

Voted Appropriation Description: This sub-vote provides for development of comprehensive economic strategies; working with investors to facilitate economic development and job creation; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; administering federal/provincial infrastructure and economic programs; administering immigration credential recognition programs and labour market planning; developing worker training strategies and implementing strategic labour market policies; providing funding to the Industry Training Authority; and providing support, including financial assistance, for projects, initiatives and trusts that support economic growth and diversification throughout the province. Recoveries are received from parties external to government for services provided under this sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund Special Account which is governed under the BC-Alcan Northern Development Fund Act.

2010 OLYMPIC AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympic and Paralympic Winter Games Secretariat	109,513	153,010

Voted Appropriation Description: This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations; fund initiatives that support the Olympic and Paralympic Winter Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Some costs are partially recovered from external organizations for program services provided under this sub-vote.

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	535	539
Corporate Services	6,729	7,914
Columbia Basin Trust	2,000	2,000
Reserves for Doubtful Accounts	1,220	750
	10,484	11,203

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Economic Development, administration, and ministry executive support including the deputy ministers’ offices, financial and human resources, legislation and administrative services, library operations, records management, and information systems. This sub-vote also provides for administrative support services for the Ministry of Energy, Mines and Petroleum Resources and operating assistance grants to the Columbia Basin Trust. This sub-vote also provides for reserves for doubtful accounts and write-downs of investments. Recoveries are received from parties external to government for ministry services provided for in this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	443,678	309,328
STATUTORY — SPECIAL ACCOUNT	500	500

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	12,818	14,392
Operating Costs	10,716	14,552
Government Transfers	420,335	281,045
Other Expenses	1,393	923
External Recoveries	(1,084)	(1,084)
TOTAL OPERATING EXPENSE	444,178	309,828

SPECIAL ACCOUNT(1)
$000

NORTHERN DEVELOPMENT FUND

This account was created by the BC-Alcan Northern Development Fund Act, 1998. The purpose is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimat Development Funds Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	10,269	10,344
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	10,344	10,419

NOTES

(1)             A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)             The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

COLUMBIA BASIN ACCORD — Disbursements are for an investment in the Columbia Power Corporation and the Columbia Basin Trust for power projects to be undertaken pursuant to the province’s agreements with the Columbia Basin Trust.

Receipts	—	—
Disbursements	50,000	—
Net Cash Source (Requirement)	(50,000)	—

MINISTRY OF EDUCATION

The mission of the Ministry of Education and the Minister Responsible for Early Learning and Literacy is to set the legal, financial, curricular and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 24 — Ministry Operations	5,076,388	5,195,667

OPERATING EXPENSE	5,076,388	5,195,667
PREPAID CAPITAL ADVANCES (2)	170,300	181,295
CAPITAL EXPENDITURES (3)	9,745	8,752
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	313	313

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Public Schools	4,262,372	4,376,094	(15,221)	4,360,873
Independent Schools	186,629	191,285	—	191,285
Debt Service and Amortization	546,385	559,390	(412)	558,978
Early Learning and Literacy	18,361	18,887	—	18,887
Management Services	12,414	12,575	(7)	12,568
Executive and Support Services	50,227	55,090	(2,014)	53,076

TOTAL OPERATING EXPENSES	5,076,388	5,213,321	(17,654)	5,195,667

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Schools	170,300	181,295	—	181,295

TOTAL PREPAID CAPITAL ADVANCES	170,300	181,295	—	181,295

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Management Services	95	75	—	75
Executive and Support Services	9,650	8,677	—	8,677

TOTAL CAPITAL EXPENDITURES	9,745	8,752	—	8,752

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 24 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Public Schools, Independent Schools, Debt Service and Amortization, Early Learning and Literacy, Management Services and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriation
Public Schools	4,262,372	4,360,873

Voted Appropriation Description:   This sub-vote provides for transfers to support the public school system. Recoveries are received from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	186,629	191,285

Voted Appropriation Description:   This sub-vote provides for transfers to support the independent school system.

DEBT SERVICE AND AMORTIZATION

Voted Appropriations
Debt Service Costs	345,900	353,700
Amortization of Prepaid Capital Advances	200,485	205,278
	546,385	558,978

Voted Appropriations Description:   This sub-vote provides for the payment of short and long term debt service costs for approved capital construction projects, buses and equipment purchases. Sinking fund assets, which are used to pay off existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for the amortization of funds advanced for capital projects including constructing new buildings, renovations and improvements, school site acquisitions, portables, capital leases, buses, and equipment purchases. Recoveries are received from the federal government for expenditures relating to the Official Languages in Education Protocol.

EARLY LEARNING AND LITERACY

Voted Appropriation
Early Learning and Literacy	18,361	18,887

Voted Appropriation Description:   This sub-vote provides for transfers to public schools, independent schools and others to support early learning and literacy programs. This sub-vote also provides for transfers to support the public library system. Recoveries are received from miscellaneous sources including fees from Public Libraries for the Community Library Training Program.

Estimates	Estimates
2005/06	2006/07

MANAGEMENT SERVICES

Voted Appropriation
Management Services	12,414	12,568

Voted Appropriation Description:  This sub-vote provides support for Ministry operating programs including financial services, human resource management, information management, administrative services, freedom of information and privacy, and general services and assistance to the Ministry of Advanced Education and the Ministry of Education and boards, agencies and commissions supported by those Ministries. Recoveries are received from miscellaneous sources including cost recovery for Freedom of Information requests.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	489	492
K-12 Education Programs	49,738	52,584
	50,227	53,076

Voted Appropriations Description:  This sub-vote provides for executive direction for the ministry and management and program support for K-12 education and early learning and literacy programs. This sub-vote also provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff. Transfers are provided for education development and implementation activities. Recoveries are received from various sources including public and independent schools for Common Student Information System fees, general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources such as exam fees and ministry reports.

VOTE 24 — MINISTRY OPERATIONS	5,076,388	5,195,667

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	20,614	21,888
Operating Costs	247,091	250,695
Government Transfers	4,482,211	4,586,869
Other Expenses	346,069	353,869
External Recoveries	(19,597)	(17,654)
TOTAL OPERATING EXPENSE	5,076,388	5,195,667

PREPAID CAPITAL ADVANCES BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

PUBLIC SCHOOLS

SCHOOLS — Disbursements are provided for approved school capital projects including costs related to construction, school site acquisition, portable facilities, capital leases, and bus and equipment purchases.

Receipts	—	—
Disbursements	170,300	181,295
Net Cash Source (Requirement)	(170,300)	(181,295)

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

The mission of the Ministry of Employment and Income Assistance is to focus on the customer by transforming the way we deliver services in employment and assistance, using effective and outcome based practices, and working in collaboration with ministries, other levels of government and service agencies.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07

VOTED APPROPRIATION
Vote 25 — Ministry Operations	1,353,333	1,369,415

OPERATING EXPENSE	1,353,333	1,369,415
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	17,507	18,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,973	1,973

NOTES

(1)    For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)    Details of prepaid capital advances are presented in Schedule C.

(3)    Details of capital expenditures are presented in Schedule D.

(4)    Details of loans, investments and other requirements are presented in Schedule E.

(5)    Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)    Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Employment Programs	101,355	93,117	(1)	93,116
Temporary Assistance	399,705	374,355	(1,133)	373,222
Disability Assistance	633,607	670,931	(1,702)	669,229
Supplementary Assistance	195,431	214,103	(4,120)	209,983
Employment and Assistance Appeal Tribunal	1,819	2,019	—	2,019
Executive and Support Services	21,416	21,856	(10)	21,846

TOTAL OPERATING EXPENSES	1,353,333	1,376,381	(6,966)	1,369,415

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Employment and Assistance Appeal Tribunal	35	—	—	—
Executive and Support Services	17,472	18,000	—	18,000

TOTAL CAPITAL EXPENDITURES	17,507	18,000	—	18,000

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 25 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Employment Programs, Temporary Assistance, Disability Assistance, Supplementary Assistance, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

EMPLOYMENT PROGRAMS

Voted Appropriation
Employment Programs	101,355	93,116

Voted Appropriation Description:   This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. It also provides for the operation and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote provides for salaries and benefits for individuals with disabilities receiving on the job training under the public service employment program. Recoveries are received from ministries and from parties external to government under cost sharing agreements for programs.

TEMPORARY ASSISTANCE

Voted Appropriation
Temporary Assistance	399,705	373,222

Voted Appropriation Description:   This sub-vote provides for temporary assistance in accordance with the Employment and Assistance Act for the family units of eligible individuals who are capable of financial independence through employment or are unable to seek work because of a prescribed short-term medical or other condition, or who have persistent multiple barriers to employment. It also provides for support services and direct operating costs. Recoveries are received from ministries, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

DISABILITY ASSISTANCE

Voted Appropriation
Disability Assistance	633,607	669,229

Voted Appropriation Description:   This sub-vote provides for disability assistance in accordance with the Employment and Assistance for Persons with Disabilities Act for the family units of eligible individuals with disabilities who are not expected to gain financial independence through employment or who are seeking work. It also provides for support services and direct operating costs. Recoveries are received from ministries, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

SUPPLEMENTARY ASSISTANCE

Voted Appropriation
Supplementary Assistance	195,431	209,983

Voted Appropriation Description:   This sub-vote provides for health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and Employment and Assistance for Persons with Disabilities Act, and for programs that promote the purposes of the legislation. It also provides for support services and direct operating costs. Recoveries are received from Bus Pass Program user fees, from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, from repayable assistance and overpayments.

Estimates 2005/06	Estimates 2006/07

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,819	2,019

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and related expenses for a single-level, regionally based appeal system through the Employment and Assistance Appeal Tribunal established under the Employment and Assistance Act.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	423	466
Corporate Services	20,993	21,380
	21,416	21,846

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Employment and Income Assistance. It provides for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes: strategic and business planning, financial administration and budget co-ordination, human resources, asset and risk management, information technology, records management, freedom of information, and protection of privacy. It also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for in this sub-vote.

VOTE 25 — MINISTRY OPERATIONS	1,353,333	1,369,415

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	118,007	119,571
Operating Costs	56,401	57,352
Government Transfers	1,184,306	1,198,506
Other Expenses	7,219	7,121
Internal Recoveries	(6,169)	(6,169)
External Recoveries	(6,431)	(6,966)
TOTAL OPERATING EXPENSE	1,353,333	1,369,415

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate the promotion and maintenance of a positive climate for the responsible development of British Columbia’s energy, mineral and petroleum resources for the benefit of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2005/06(1)	Estimates 2006/07
VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	41,022	43,674
Vote 27 — Contracts and Funding Arrangements	31,560	33,560

OPERATING EXPENSE	72,582	77,234
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,456	1,799
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	270	271

NOTES

(1)

For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	11,812	10,591	—	10,591
Offshore Oil and Gas	4,252	4,277	—	4,277
Mining and Minerals	13,282	14,807	—	14,807
Electricity and Alternative Energy	1,580	3,691	—	3,691
Marketing, Aboriginal and Community Relations	6,553	6,629	—	6,629
Executive and Support Services	3,543	3,679	—	3,679
Contracts and Funding Arrangements	31,560	33,560	—	33,560

TOTAL OPERATING EXPENSES	72,582	77,234	—	77,234

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	275	566	—	566
Mining and Minerals	865	1,051	—	1,051
Electricity and Alternative Energy	6	—	—	—
Executive and Support Services	310	182	—	182

TOTAL CAPITAL EXPENDITURES	1,456	1,799	—	1,799

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	32,602	(32,602)	—

TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	32,602	(32,602)	—

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2005/06	Estimates 2006/07

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Oil and Gas; Offshore Oil and Gas; Mining and Minerals; Electricity and Alternative Energy; Marketing, Aboriginal and Community Relations; and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	11,812	10,591

Voted Appropriation Description: This sub-vote provides for management of the province’s natural gas and petroleum resources, including selling, issuing and administering petroleum and natural gas tenures; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, environmental and financial analysis to develop policies and programs; identifying, stimulating and facilitating development opportunities; providing information to the public; streamlining provincial regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals and developing and maintaining petroleum geology databases.

OFFSHORE OIL AND GAS

Voted Appropriation
Offshore Oil and Gas	4,252	4,277

Voted Appropriation Description: This sub-vote provides for the salaries, benefits and operating expenses related to government’s management of offshore oil and gas resources. This sub-vote also includes expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s offshore oil and gas development opportunities; external relations; consulting with First Nations and other stakeholders and providing information to the public. This sub-vote also provides for negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic and financial aspects of offshore oil and gas development and ocean management.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	13,282	14,807

Voted Appropriation Description: This sub-vote provides for management of the province’s mining resources and regulation of the industries that explore for and develop these resources by regulating the mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mineral exploration and mining industry; issuing and administering mineral and coal exploration and mining tenures; maintaining a tenure registry; permitting exploration and mining operations; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; consulting with communities, First Nations, non-governmental organizations and other governments; providing education and information to the public; developing and delivering geoscience databases and surveys; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	1,580	3,691

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation and transmission, alternative energy sources, energy conservation and efficiency measures and leading edge technologies; providing policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity resources; providing operational policy support for independent power producers and receiving funds from the federal government.

Estimates	Estimates
2005/06	2006/07

MARKETING, ABORIGINAL AND COMMUNITY RELATIONS

Voted Appropriation
Marketing, Aboriginal and Community Relations	6,553	6,629

Voted Appropriation Description: This sub-vote provides for programs related to the ministry’s corporate services and leading the ministry’s First Nations initiatives and community engagement strategy. Activities include: corporate policy, strategic planning, legislation, intergovernmental relations and administration of the Mediation and Arbitration Board; advancing the new relationship with First Nations and increasing their participation in the energy, mineral and petroleum resource sectors through consultation and accommodation initiatives; and working with communities in the development of energy, mineral and petroleum resources throughout the Province.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	819	824
Corporate Services	2,724	2,855
	3,543	3,679

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy, Mines and Petroleum Resources and the Minister of State for Mining including salaries, benefits, allowances and operating expenses for the ministers and their staff; executive support including the Deputy Minister’s office; strategic human resources; and administration. Under an agreement, the Ministry of Economic Development provides some administrative support services to the ministry.

VOTE 26 — MINISTRY OPERATIONS	41,022	43,674

Estimates	Estimates
2005/06	2006/07

VOTE 27 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriations
Resource Revenue Sharing Agreements	2,500	2,500
Vancouver Island Natural Gas Pipeline Agreement	29,060	31,060
	31,560	33,560

Voted Appropriations Description: This sub-vote provides for transfers to First Nations to share revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

VOTE 27 — CONTRACTS AND FUNDING ARRANGEMENTS	31,560	33,560

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,628	22,332
Operating Costs	15,141	17,959
Government Transfers	34,813	36,943
TOTAL OPERATING EXPENSE	72,582	77,234

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

$000

Estimates	Estimates
2005/06	2006/07

OIL AND GAS

OIL AND GAS COMMISSION ACT — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	26,220	32,602
Disbursements	26,220	32,602
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to lead, inform, involve and support British Columbians to achieve the best environmental stewardship and sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATIONS
Vote 28 — Ministry Operations	138,156	152,559
Vote 29 — Environmental Assessment Office	4,606	5,575

STATUTORY APPROPRIATION
Sustainable Environment Fund Special Account	35,705	35,705

OPERATING EXPENSE	178,467	193,839
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	29,929	50,179
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,374	1,443

NOTES

(1)

For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Environmental Stewardship	69,064	75,689	(5,702)	69,987
Water Stewardship	20,829	29,958	(1,501)	28,457
Oceans and Marine Fisheries	2,131	2,152	(3)	2,149
Environmental Protection (includes special account)	39,807	41,459	(974)	40,485
Compliance	16,308	17,948	(151)	17,797
Executive and Support Services	25,722	29,555	(166)	29,389
Environmental Assessment Office	4,606	5,955	(380)	5,575

TOTAL OPERATING EXPENSES	178,467	202,716	(8,877)	193,839

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	24,686	43,123	—	43,123
Water Stewardship	73	246	—	246
Environmental Protection	272	1,032	—	1,032
Compliance	150	2,258	—	2,258
Executive and Support Services	4,686	3,374	—	3,374
Environmental Assessment Office	62	146	—	146

TOTAL CAPITAL EXPENDITURES	29,929	50,179	—	50,179

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2005/06	2006/07

VOTE 28 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Stewardship; Water Stewardship; Oceans and Marine Fisheries; Environmental Protection; Compliance, and Executive and Support Services.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriations
Conservation Management	33,844	34,183
Parks, Fish and Wildlife Management	35,220	35,804
	69,064	69,987

Voted Appropriations Description: This sub-vote provides for the management and conservation of the province’s biodiversity, protection of species at risk, protection and restoration of watersheds, and the protection of fish and wildlife species and their habitats through programs including the protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; acquisition and management of special areas including provincial parks and protected areas; wildfire awareness and prevention; and monitoring and reporting on the state of provincial biodiversity. This sub-vote also provides for diverse park, fish and wildlife outdoor opportunities across the province through programs including maintenance of the provincial park system that provides for day use and overnight use in front country, back country and boating facilities and services; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. Transfers are provided for activities concerned with access, protection and management of the environment and delivery of the provincial fish culture and stocking program and outdoor opportunities. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals, for stumpage from tree removal in parks and protected areas, for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

WATER STEWARDSHIP

Voted Appropriations
Water Stewardship	10,829	14,057
Water Rental Remissions	10,000	14,400
	20,829	28,457

Voted Appropriations Description: This sub-vote provides for the protection and maintenance of conditions essential for sustaining the quantity and quality of the water resource (both surface and ground) in the short and long term; supporting communities to integrate water resource management into municipal and regional planning and development programs, and fostering a water-aware public. This sub-vote also provides for water licensing; dam and dike safety; flood hazard management; flood and drought forecasting; water regional operations; source water protection; groundwater; water allocation and regulation; water planning; water science and information; water utility regulation; repair, operation and disposition of water works including dams and dikes; water rental remissions for implementation of water use plans; and collecting, recording, managing and co-ordinating water and related inventories and data. Transfers are provided for activities related to water use, conservation and education, and flood safety. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

OCEANS AND MARINE FISHERIES

Voted Appropriation
Oceans and Marine Fisheries	2,131	2,149

Voted Appropriation Description: This sub-vote provides for coordination with the federal government on fisheries and oceans issues, including joint provincial-federal oceans strategies on coastal and oceans planning, sustainable oceans industries and a marine protected areas framework, and development and implementation of a BC Fisheries Strategy Framework, in collaboration with federal and provincial agencies, other governments, First Nations and a diverse range of stakeholders. This sub-vote also provides for development and diversification of the fisheries sector; promotion and marketing of British Columbia’s seafood industry; development and support of mechanisms to promote and improve the understanding of issues associated with fisheries management in the marine environment, and with the sustainability of wild stocks for coastal communities; and the development of strategies to create jobs and enhance the competitiveness of British Columbia’s seafood products. Transfers are provided for activities related to oceans and marine fisheries. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

Estimates	Estimates
2005/06	2006/07

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	4,102	4,780

Statutory Appropriation
Sustainable Environment Fund Special Account	35,705	35,705
	39,807	40,485

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act, 1990; setting standards for monitoring and reporting publicly on ambient air and water quality; leading the provincial response to climate change; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act, 1990..

COMPLIANCE

Voted Appropriation
Compliance	16,308	17,797

Voted Appropriation Description: This sub-vote provides for activities, including education and promotion, supporting the continuous improvement in compliance with requirements established by government to protect the environment and related human health and safety; inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; public safety issues related to regulated activities and the management of human/wildlife conflicts. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	474	478
Corporate Services	25,248	28,911
	25,722	29,389

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, information management services and systems, information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs are recovered for ministry services from ministries, other entities within government, other levels of government, organizations and individuals, and from revenues collected by the ministry.

VOTE 28 — MINISTRY OPERATIONS	138,156	152,559
STATUTORY — SPECIAL ACCOUNT	35,705	35,705

Estimates	Estimates
2005/06	2006/07

VOTE 29 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the Environmental Assessment Office core business.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	4,606	5,575

Voted Appropriation Description: This vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs are recovered from ministries, other levels of government, and organizations and individuals external to government for services provided for within this vote.

VOTE 29 — ENVIRONMENTAL ASSESSMENT OFFICE	4,606	5,575

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	82,980	105,756
Operating Costs	80,363	95,939
Government Transfers	9,805	8,586
Other Expenses	56,362	51,001
Internal Recoveries	(40,015)	(58,566)
External Recoveries	(11,028)	(8,877)
TOTAL OPERATING EXPENSE	178,467	193,839

SPECIAL ACCOUNT(1)

$000

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations.

Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent a transfer to the Ministry Operations Vote of the Ministry of Environment for administration, the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; special waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	19,028	19,123
OPERATING TRANSACTIONS
Revenue	35,800	31,408
Expense	(35,705)	(35,705)
Net Revenue (Expense)	95	(4,297)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	19,123	14,826

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide sustainable fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy.

MINISTRY SUMMARY

($000)

	Estimates 2005/06(1)	Estimates 2006/07
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	47,680	48,888
Vote 31 — Public Affairs Bureau	34,482	34,724

OPERATING EXPENSE	82,162	83,612
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	6,037	6,122
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	771	839

NOTES

(1)

For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Crown Agencies Secretariat	1,497	1,506	—	1,506
Treasury Board Staff	4,903	5,538	(4)	5,534
Financial Governance, Accounting and Reporting	6,721	6,906	(150)	6,756
Treasury	1	15,586	(15,585)	1
Corporate and Personal Property Registries	1	8,241	(8,240)	1
Strategic and Corporate Policy	3,486	15,170	(11,658)	3,512
Public Sector Employers’ Council	14,996	15,162	(199)	14,963
Executive and Support Services	16,075	17,359	(744)	16,615
Public Affairs Bureau	34,482	34,850	(126)	34,724

TOTAL OPERATING EXPENSES	82,162	120,318	(36,706)	83,612

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Crown Agencies Secretariat	18	9	—	9
Treasury Board Staff	39	18	—	18
Financial Governance, Accounting and Reporting	215	336	—	336
Treasury	1,631	724	—	724
Corporate and Personal Property Registries	1,890	2,110	—	2,110
Strategic and Corporate Policy	720	358	—	358
Public Sector Employers’ Council	3	8	—	8
Executive and Support Services	1,036	254	—	254
Public Affairs Bureau	485	2,305	—	2,305

TOTAL CAPITAL EXPENDITURES	6,037	6,122	—	6,122

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 30 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Crown Agencies Secretariat; Treasury Board Staff; Financial Governance, Accounting and Reporting; Treasury; Corporate and Personal Property Registries; Strategic and Corporate Policy; Public Sector Employers’ Council; and Executive and Support Services.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	1,497	1,506

Voted Appropriation Description: This sub-vote provides for the strategic and systematic oversight of Crown agencies, including analysis, advice, and co-ordination on governance, accountability, strategic priorities, performance planning, reporting and measurement, and cross-Crown agency issues and policies.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff Operations	4,903	5,534

Voted Appropriation Description: This sub-vote provides for financial management advice to government including advice on economic performance, ministry spending, revenue, capital and debt. This sub-vote also provides for: development and management of the provincial government’s budget and three year fiscal plan; production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; development of economic, revenue and spending forecasts and plans; and advice and recommendations to Treasury Board on financial management issues. Costs are partially recovered from ministries and parties external to government for services provided within this sub-vote.

FINANCIAL GOVERNANCE, ACCOUNTING AND REPORTING

Voted Appropriations
Comptroller General Operations	6,720	6,755
Internal Audit and Advisory Services	1	1
	6,721	6,756

Voted Appropriations Description: This sub-vote provides for reporting on financial transactions, including ad hoc, monthly and quarterly financial reporting and Public Accounts; governance over financial management, procurement and unclaimed property legislation, policy and procedures; analysis and advice on financial administration, accounting and procurement policy issues and process improvements; post payment policy compliance monitoring and reporting, and monitoring and strengthening the control framework; payment diversion; activity based management reviews; internal audit and management advisory services pertaining to internal financial and management controls; performance management, accountability, and risk management; special audit investigations; and pre- and post-implementation reviews of major information technology systems. Recoveries are received from ministries and Crown corporations for the services provided within this sub-vote.

Estimates	Estimates
2005/06	2006/07

TREASURY

Voted Appropriation
Provincial Treasury Operations	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to the government, government bodies and other authorized organizations. Debt management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs are recovered from ministries (including from the Management of Public Funds and Debt Vote), Crown corporations and parties external to government for services provided within this sub-vote.

CORPORATE AND PERSONAL PROPERTY REGISTRIES

Voted Appropriation
Registries	1	1

Voted Appropriation Description: This sub-vote provides for the registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; the registration and maintenance of security interests (liens) against personal property; the registration of ownership and location of manufactured homes in the province; and the operation of the Auditor Certification Board under the Business Corporations Act. In addition the sub-vote provides for the operation of the One Stop Business Registry providing one stop business registration and information with multiple public sector agencies; one stop business change of address with multiple agencies; and the operation of the BC Business Number Hub providing a unique business number identifier for business to interact with all levels of government. This sub-vote also provides for Registry and Business Number Hub services to other governments or their agencies on a fee-for services basis. Recoveries are received from parties external to government for services provided within this sub-vote.

STRATEGIC AND CORPORATE POLICY

Voted Appropriations
Strategic and Corporate Policy	3,485	3,511
Financial Institutions Commission	1	1
	3,486	3,512

Voted Appropriations Description: This sub-vote provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of the securities industry and the financial services sector, including credit unions, trust companies, insurance companies, insurance distribution intermediaries, captive insurance companies, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens. In addition this sub-vote also provides for advising the Minister and government on tax policy and on intergovernmental fiscal relations, support of treaty and non-treaty arrangements with First Nations through the development of financial, tax and fiscal policy mandates and provides for negotiations of financial, tax and fiscal arrangements with First Nations and the federal government. This sub-vote also provides for operation of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, captive insurance companies, provincial pension plans, mortgage brokers, sub-mortgage brokers, and multi-family real estate developments. It also provides for the oversight of regulated real estate professionals and for the administration of strata property approvals. Recoveries are received from parties internal and external to government for services provided within this sub-vote.

Estimates	Estimates
2005/06	2006/07

PUBLIC SECTOR EMPLOYERS’ COUNCIL

Voted Appropriations
Public Sector Employers’ Council	1,842	1,853
Employer Association	13,154	13,110
	14,996	14,963

Voted Appropriations Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	451	454
Corporate Services	15,624	16,161
	16,075	16,615

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, for the Deputy Minister’s Office, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, records services and funding in support of Partnerships British Columbia. Corporate services are provided to the Ministry of Labour and Citizens’ Services, Office of the Premier, the BC Public Service Agency (under the responsibility of the Ministry of Community Services) and other entities. This sub-vote also provides for payment of travel expenses, including prescribed allowances to members of the Executive Council, Parliamentary Secretaries and related staff pursuant to Section 7 of the Legislative Assembly Allowance and Pensions Act and provides for corporate service expenses incurred for the Executive Council, Intergovernmental Relations, Ministers’ offices and other offices. This sub-vote also provides support for Government House. Recoveries are received from parties external and internal to government for services provided within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	47,680	48,888

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 31 — PUBLIC AFFAIRS BUREAU

This vote provides for programs and operations described in the voted appropriations under the core business Public Affairs Bureau.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	34,482	34,724

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 31 — PUBLIC AFFAIRS BUREAU	34,482	34,724

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	57,621	61,483
Operating Costs	47,041	49,620
Government Transfers	15,646	15,602
Other Expenses	11,809	13,618
Internal Recoveries	(17,313)	(20,005)
External Recoveries	(32,642)	(36,706)
TOTAL OPERATING EXPENSE	82,162	83,612

MINISTRY OF FORESTS AND RANGE

The mission of the Ministry of Forests and Range and the Minister responsible for Housing and Homelessness is to protect, manage and conserve forest and range values through a high performing organization. The minister is also responsible for providing leadership in meeting the housing needs of all British Columbians by enabling a range of housing choices.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	423,528	473,203
Vote 33 — Direct Fire	55,380	55,511
Vote 34 — Housing and Homelessness	207,798	209,702

STATUTORY APPROPRIATION
BC Timber Sales Special Account	148,395	169,100
Forest Stand Management Fund Special Account	—	—
South Moresby Forest Replacement Special Account	25,500	26,000

OPERATING EXPENSE	860,601	933,516
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	23,676	19,773
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	83,798	63,400
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,373	3,662

NOTES

(1)

For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Protection Against Fire and Pests (includes Direct Fire)	127,438	132,505	(13,851)	118,654
Forest Stewardship (includes special accounts)	89,195	103,285	(6,578)	96,707
Range Stewardship and Grazing	5,048	6,506	—	6,506
Compliance and Enforcement	25,609	25,876	—	25,876
Forest Investment	89,000	127,855	(6,800)	121,055
Pricing and Selling Timber	119,576	145,165	(8,297)	136,868
Executive and Support Services	48,542	49,209	(161)	49,048
BC Timber Sales Special Account	148,395	169,100	—	169,100
Housing	200,631	202,418	(395)	202,023
Building and Safety Policy	1,555	1,762	—	1,762
Residential Tenancy Office	5,612	5,917	—	5,917

TOTAL OPERATING EXPENSES	860,601	969,598	(36,082)	933,516

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Protection Against Fire and Pests	3,360	2,478	—	2,478
Forest Stewardship	5,307	3,782	—	3,782
Range Stewardship and Grazing	6	6	—	6
Compliance and Enforcement	1,911	1,548	—	1,548
Pricing and Selling Timber	3,848	4,476	—	4,476
Executive and Support Services	7,698	6,561	—	6,561
BC Timber Sales	990	801	—	801
Housing	56	67	—	67
Residential Tenancy Office	500	54	—	54

TOTAL CAPITAL EXPENDITURES	23,676	19,773	—	19,773

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
BC Timber Sales	83,798	63,400	—	63,400
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	83,798	63,400	—	63,400

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Protection Against Fire and Pests, Forest Stewardship, Range Stewardship and Grazing, Compliance and Enforcement, Forest Investment, Pricing and Selling Timber and Executive and Support Services.

PROTECTION AGAINST FIRE AND PESTS

Voted Appropriation
Protection Against Fire and Pests	72,058	63,143

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province and includes: (a) Fire Preparedness - provides for fire prevention; the infrastructure, personnel, equipment and supplies required to maintain a consistent state of readiness to control and suppress wild fires; and associated research and development. Costs related to the provision of supplies and services may be recovered from other agencies and levels of government, provinces, countries, companies, organizations, individuals and from annual rent paid into the Consolidated Revenue Fund and timber licence holders and (b) Forest Health - provides for forest health activities on Parks and Protected Areas, some viewscapes, crown land, urban areas, and other special sites.

FOREST STEWARDSHIP

Voted Appropriation
Forest Stewardship	63,695	70,707

Statutory Appropriations
Forest Stand Management Fund Special Account	—	—
South Moresby Forest Replacement Special Account	25,500	26,000
	89,195	96,707

Voted Appropriation Description: This sub-vote provides for provincial forest stewardship and management at provincial, regional and district levels including forest reforestation practices; timber supply planning and determination; control of invasive alien plants; forest health management; applied research and forest gene resource management; reforestation on land under crown responsibility; and resources inventory. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

Statutory Appropriations Description: This statutory appropriation provides for the Forest Stand Management Fund Special Account and for the South Moresby Forest Replacement Special Account.

RANGE STEWARDSHIP AND GRAZING

Voted Appropriation
Range Stewardship and Grazing	5,048	6,506

Voted Appropriation Description: This sub-vote provides for ensuring sound environmental stewardship of the range resource, through the regulation of range practices and forage supply management including allocating, administering and managing range use and grazing leases; evaluating rangeland health and effectiveness of range practices; restoring degraded rangeland ecosystems; and promoting and fostering rangeland use and management. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	25,609	25,876

Voted Appropriation Description: This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests and Range including enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; and enforcing rules governing the use of forest service recreation sites and trails.

Estimates	Estimates
2005/06	2006/07

FOREST INVESTMENT

Voted Appropriation
Forest Investment	89,000	121,055

Voted Appropriation Description: This sub-vote provides for investments in enhanced forest management; resource planning; forest research; silviculture treatments of damaged forests; development and provision of reforestation material and conservation of forest gene resources; forest, range and recreation conservation and protection; the Crown portion of Woodlot licence and Community Forest Agreement areas; strategic land use and sustainable resource management planning; product development; development of markets for British Columbia forest products; and forest sector reform. Planning, administration and delivery is provided through ministries, licensees and third-party agreements. Costs of supplies and services may be recovered from other levels of government, agencies, organizations and individuals.

PRICING AND SELLING TIMBER

Voted Appropriations
Pricing and Selling Timber	80,655	87,947
First Nations’ Participation	38,921	48,921
	119,576	136,868

Voted Appropriations Description: This sub-vote provides for headquarters, regional, and district activities related to timber tenure administration, timber pricing, access to markets, community diversification and stability for forest dependent communities; research and development of wood products; meeting obligations with First Nations; First Nations’ participation in the forest economy; and building and maintaining forest service road and bridge infrastructure to provide access to timber. Costs of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals and for fees received from log exports.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	618	639
Corporate Governance	47,924	48,409
	48,542	49,048

Voted Appropriations Description: The sub-vote provides for executive direction and related support services to the ministry including the office of the Minister of Forests and Range and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, Freedom of Information, executive and executive support, regional and district staff, continuous improvement, best practices initiatives, and information technology strategy and central infrastructure. Funding is also provided for strategic initiatives, such as Forest Policy implementation. Costs related to the provision of supplies and services may be recovered from other ministries and levels of governments, agencies, organizations and individuals.

VOTE 32 — MINISTRY OPERATIONS	423,528	473,203
STATUTORY — SPECIAL ACCOUNTS	25,500	26,000

Estimates	Estimates
2005/06	2006/07

VOTE 33 — DIRECT FIRE

This vote provides for the operations described in the voted appropriations under the core business Protection Against Fire and Pests.

PROTECTION AGAINST FIRE AND PESTS

Voted Appropriation
Direct Fire	55,380	55,511

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province, control and suppression of wild fires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs related to the provision of supplies and services are recovered from other agencies and other levels of government, provinces, countries, companies, organizations and individuals.

VOTE 33 — DIRECT FIRE	55,380	55,511

Estimates	Estimates
2005/06	2006/07

VOTE 34 — HOUSING AND HOMELESSNESS

The vote provides for the operations described in the voted appropriations under the following three core businesses: Housing, Building and Safety Policy, and Residential Tenancy Office.

HOUSING

Voted Appropriation
Housing	200,631	202,023

Voted Appropriation Description: This sub-vote provides for housing policy development and for executive and support services. Transfers are provided to the British Columbia Housing Management Commission for the protection and enhancement of the supply of adequate and affordable housing, including the Shelter Aid for Elderly Renters program, the emergency shelter program and land acquisitions intended for social housing that are sold at less than market value by the Crown, and to the Homeowner Protection Office for assistance provided to individuals under the Provincial Sales Tax Relief Grant Program. Costs may be recovered from other ministries, other levels of government, agencies, organizations and individuals.

BUILDING AND SAFETY POLICY

Voted Appropriation
Building and Safety Policy	1,555	1,762

Voted Appropriation Description: This sub-vote provides for building and safety policy development, and for the administration of the British Columbia Building and Fire Codes, Safety Standards Act and the Safety Authority Act.

RESIDENTIAL TENANCY OFFICE

Voted Appropriation
Residential Tenancy Office	5,612	5,917

Voted Appropriation Description: This sub-vote provides for residential tenancy services including landlord and tenant dispute resolution, and the administration of the Residential Tenancy Act and the Manufactured Home Park Tenancy Act.

VOTE 34 — HOUSING AND HOMELESSNESS	207,798	209,702

Estimates	Estimates
2005/06	2006/07

STATUTORY — BC TIMBER SALES

This statutory account provides for program and operations described in the statutory appropriation under the core business BC Timber Sales.

BC TIMBER SALES

Statutory Appropriation
BC Timber Sales Special Account	148,395	169,100

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Special Account.

STATUTORY - SPECIAL ACCOUNT	148,395	169,100

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	230,161	242,737
Operating Costs	383,184	460,435
Government Transfers	284,028	269,268
Other Expenses	18,444	17,331
Internal Recoveries	(21,731)	(20,173)
External Recoveries	(33,485)	(36,082)
TOTAL OPERATING EXPENSE	860,601	933,516

SPECIAL ACCOUNT(1)
$000

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenses are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	45,128	44,188
OPERATING TRANSACTIONS
Revenue	301,572	327,850
Expense	(148,702)	(169,100)
Internal and External Recoveries	307	—
Net Revenue (Expense)	153,177	158,750

Transfer to the General Fund	(69,379)	(100,100)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(990)	(801)
Disbursements - Other	(83,798)	(63,400)
Net Cash Source (Requirement)	(84,788)	(64,201)
Working Capital Adjustments and Other Spending Authority Committed(3)	50	1,763
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	44,188	40,400

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

SPECIAL ACCOUNT(1)
$000

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contravention of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries are collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	16,741	16,741
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(5,293)	(4,907)
Internal and External Recoveries	5,293	4,907
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	16,741	16,741

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

SPECIAL ACCOUNT(1)
$000

SOUTH MORESBY FOREST REPLACEMENT

This account was established by the South Moresby Implementation Act, in 1988. The purpose of this account is to offset the decrease in forest land available for harvest due to the creation of the South Moresby National Park by funding incremental silviculture and other activities on coastal forest lands. This account may receive contributions from the Consolidated Revenue Fund, the federal government and accrued interest. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	25,388	25,840
OPERATING TRANSACTIONS
Revenue	160	160
Expense	(25,500)	(26,000)
Net Revenue (Expense)	(25,340)	(25,840)

Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	25,792

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	25,840	—

NOTES

(1)  A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)  The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 35 — Ministry Operations	11,321,826	11,767,963

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSE	11,469,076	11,915,213

PREPAID CAPITAL ADVANCES (2)	280,000	330,000
CAPITAL EXPENDITURES (3)	60,550	71,877
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(769)	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,770	2,852

NOTES

(1)

For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Services Delivered by Partners	11,105,650	11,669,340	(136,266)	11,533,074
Services Delivered by Ministry	260,309	275,301	(1,036)	274,265
Recoveries from Health Special Account	—	—	—	—
Executive and Support Services	103,117	108,095	(221)	107,874

TOTAL OPERATING EXPENSES	11,469,076	12,052,736	(137,523)	11,915,213

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Partners	280,000	330,000	—	330,000

TOTAL PREPAID CAPITAL ADVANCES	280,000	330,000	—	330,000

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Ministry	16,040	16,248	—	16,248
Executive and Support Services	44,510	55,629	—	55,629

TOTAL CAPITAL EXPENDITURES	60,550	71,877	—	71,877

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Partners	(769)	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(769)	—	—	—

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 35 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	7,239,748	7,475,454
Medical Services Plan	2,625,734	2,739,102
PharmaCare	889,547	954,770
Debt Service Costs	169,500	162,200
Amortization of Prepaid Capital Advances	152,908	173,100
Health Benefits Operations	28,213	28,448
	11,105,650	11,533,074

Voted Appropriations Description: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, provincial programs and home and community care services. This includes funding for operations, minor equipment and minor capital improvements. Recoveries are received from other levels of government and organizations for services provided or funded by the ministry.

Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners and diagnostic facilities, on a fee-for-service basis or alternative contractual basis and other recruitment, retention, training and planning initiatives with respect to physicians. Payments for these services and initiatives are in accordance with the Medicare Protection Act and agreements with professional associations and health authorities. Recoveries are received to reimburse the Medical Services Plan for claims that are the responsibility of the Insurance Corporation of British Columbia, Workers’ Compensation Board and other third parties and from other levels of government for services provided by the ministry. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, ostomy supplies, prosthetic appliances and other approved items, as well as for services that complement PharmaCare programs. Recoveries are received from individuals as part of the PharmaCare Monthly Deductible Payment Option Plan.

Debt Service Costs provides for the provincial government’s share of debt servicing costs related to approved health facility and equipment capital projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against approved debt service costs. Amortization of Prepaid Capital Advances provides for the amortization of funds advanced for health facility and equipment capital projects.

Health Benefits Operations provides for the administration of the Medical Services Plan and PharmaCare programs, including the enrollment of eligible British Columbia residents to ensure they have access to publicly funded health care, managing the premium assistance program, processing claims for medically required services provided by physicians, diagnostic and laboratory facilities, supplementary benefits practitioners, eligible prescription drugs and designated medical supplies. Recoveries are received from other agencies, such as the Workers’ Compensation Board and other third party insurers, for the processing costs of claims covered by these parties.

SERVICES DELIVERED BY MINISTRY

Voted Appropriations
Emergency Health Services	253,523	267,044
Vital Statistics	6,786	7,221
	260,309	274,265

Voted Appropriations Description: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency Health Services provides for the administration, operation and delivery of emergency health services, including ground and air ambulance services, as well as for training, examination of emergency medical personnel, and amortization expense related to capital assets. Recoveries are received from organizations for the use of ambulances and attendants provided on a contractual basis.

Vital Statistics provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services for genealogy, pre-adoption records, non-statutory certifications and data extraction, to provincial government ministries, to agencies, to other levels of government, and to the public; and, as a result of royalties on the sale of Agency developed intellectual property.

Estimates	Estimates
2005/06	2006/07

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Statutory Appropriation
Health Special Account	147,250	147,250
	—	—

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	567	619
Stewardship and Corporate Management	102,550	107,255
	103,117	107,874

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides for stewardship and corporate management functions such as direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health system; development of long-term health care plans; monitoring and regulation of professional associations; and public health reports on population health through the Provincial Health Officer. Recoveries are received from other levels of government, as well as other entities, for services provided by the ministry.

VOTE 35 — MINISTRY OPERATIONS	11,321,826	11,767,963
STATUTORY — SPECIAL ACCOUNT	147,250	147,250

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	229,740	243,102
Operating Costs	319,686	348,782
Government Transfers	10,880,599	11,298,677
Other Expenses	316,903	309,703
Internal Recoveries	(147,528)	(147,528)
External Recoveries	(130,324)	(137,523)
TOTAL OPERATING EXPENSE	11,469,076	11,915,213

SPECIAL ACCOUNT(1)

$000

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

SERVICES DELIVERED BY PARTNERS

HEALTH INNOVATION INCENTIVE PROGRAM — Loans (disbursements) are no longer provided to health authorities or other health agencies. Receipts represent repayment by health authorities of the loans (disbursements) made in previous years. Administration costs are funded through the ministry’s voted appropriations.

Receipts	769	—
Disbursements	—	—
Net Cash Source (Requirement)	769	—

PREPAID CAPITAL ADVANCES BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

SERVICES DELIVERED BY PARTNERS

HEALTH FACILITIES — Disbursements are provided for approved health facilities and equipment capital projects.

Receipts	—	—
Disbursements	280,000	330,000
Net Cash Source (Requirement)	(280,000)	(330,000)

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

The mission of the Ministry of Labour and Citizens’ Services is two-fold. Labour will create an employment environment that meets the needs of workers, employers and unions and foster working relationships in safe and healthy workplaces. Citizens’ Services will transform public services to make them cost-effective, accessible and responsive to the needs of citizens and business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 36 – Ministry Operations	191,860	205,765

OPERATING EXPENSE	191,860	205,765

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	80,464	134,912
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,925	2,169

NOTES

(1)   For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Labour Programs	15,689	45,610	(29,779)	15,831
Service Delivery to Citizens and Businesses	22,270	27,192	(4,126)	23,066
Shared Services BC	131,778	307,388	(173,994)	133,394
Service Transformation	1,809	9,842	(20)	9,822
Governance	11,870	13,854	(975)	12,879
Executive and Support Services	8,444	10,986	(213)	10,773

TOTAL OPERATING EXPENSES	191,860	414,872	(209,107)	205,765

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3,512	3,161	—	3,161
Service Delivery to Citizens and Businesses	1,633	777	—	777
Shared Services BC	74,853	129,349	—	129,349
Service Transformation	50	—	—	—
Governance	410	1,619	—	1,619
Executive and Support Services	6	6	—	6

TOTAL CAPITAL EXPENDITURES	80,464	134,912	—	134,912

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 36 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Labour Programs; Service Delivery to Citizens and Businesses; Shared Services BC; Service Transformation; Governance; and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	9,917	10,005
Industrial Relations	5,771	5,825
WorkSafeBC	1	1
	15,689	15,831

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including oversight of the Employment Standards Act and the Labour Relations Code; the operations of the Labour Relations Board, and for other labour relations initiatives; the administration of the Employment Standards Act; the operations of the Workers’ Compensation Appeal Tribunal, and for Compensation Advisory Services. Costs associated with the Workers’ Compensation Appeal Tribunal and the Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act and for ministry services provided for in this sub-vote. Recoveries are also received for the costs of client education, investigations, adjudication and mediation services, appeals, ministry record searches and for ministry services provided for in this sub-vote.

SERVICE DELIVERY TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	20,270	21,018
Service Planning and Development	441	446
Service BC Online Channel	564	583
BC Stats	995	1,019
	22,270	23,066

Voted Appropriations Description: This sub-vote provides for service delivery to the public and coordinates cross government Service Delivery Initiatives to improve services to citizens and businesses, including planning and development, over the counter, telephone and online channel services. Activities include information and transaction services provided over the counter through government agents branches, a government-wide telephone contact center, management of common web services for government’s enterprise portal and provision of online access to a variety of products and services. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, and public and private organizations for products and services provided within this sub-vote.

Estimates	Estimates
2005/06	2006/07

SHARED SERVICES BC

Voted Appropriations
Accommodation and Real Estate Services	—	1
Shared Services BC Common IT Services	130,984	133,392
Shared Services BC Common Business Services	794	1
	131,778	133,394

Voted Appropriations Description: This sub-vote provides for service delivery and administration of government’s internal shared services. Activities include common business services including corporate procurement and supply services, strategic acquisitions and intellectual property, and financial services including the corporate accounting service; common information technology services including client and corporate operations, workstation support, network, hosting, applications and service integration, communications infrastructure, and human resource management systems and payroll services. This sub-vote provides for expenses in relation to the acquisition, administration and disposition of land and provision of services, accommodation and facilities to public agencies. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector agencies and organizations, and public and private organizations for products, services, accommodation and facilities as provided for within this sub-vote.

SERVICE TRANSFORMATION

Voted Appropriations
Service BC Service Delivery Initiative	843	854
Network BC	1	1
IT and Telecommunications Strategy	965	8,967
	1,809	9,822

Voted Appropriations Description: This sub-vote provides for assistance to clients in developing alternative ways for providing and delivering services such as e-government, critical business and other initiatives; service transformation activities, including developing, and promoting the use of IT infrastructure dedicated to improving service delivery to clients and customers; and governance and opportunity-identification for ministries and other levels of government to collaborate and integrate services. Recoveries are received from ministries, Crown agencies, and external organizations for Network BC activities and IT and management library services.

GOVERNANCE

Voted Appropriations
Office of the Chief Information Officer	7,763	9,745
Government Information Strategies, Policy and Legislation	4,107	3,134
	11,870	12,879

Voted Appropriations Description: This sub-vote provides for overall government strategic information and technology planning as well as the development of policies and programs to support government initiatives and corporate activities and programs that support cross-government specialized functions including long-term information management and technology planning, information security, records management, privacy protection and information access. Activities include managing legislation, and providing policy and professional advice, resources and services that enhance decision-making. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, and public and private organizations for IT records, information security, privacy and information access and storage services.

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	504	508
Corporate Services	7,940	10,265
	8,444	10,773

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour and Citizens’ Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive direction of the ministry and administrative support services including legislative and policy support, planning and performance management and internal communications. The sub-vote also provides for the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions. Other administrative services including financial, strategic human resources, facilities management, and information management including freedom of information and protection of privacy, are provided by the Ministry of Finance. Recoveries are received from ministries, Crown agencies, boards and commissions, other public sector organizations, and public and private organizations for services provided within this sub-vote.

VOTE 36 — MINISTRY OPERATIONS	191,860	205,765

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	131,609	155,770
Operating Costs	245,131	572,194
Government Transfers	492	3,392
Other Expenses	56,043	92,863
Internal Recoveries	(127,383)	(409,347)
External Recoveries	(114,032)	(209,107)
TOTAL OPERATING EXPENSE	191,860	205,765

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to ensure the security and economic vitality of communities through effective policing, corrections, liquor and gaming control and other protective and regulatory programs.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATIONS
Vote 37 — Ministry Operations	501,348	523,967
Vote 38 — Emergency Program Act	15,628	15,634

STATUTORY APPROPRIATION
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,565	1,065
Victims of Crime Act Special Account	7,325	7,346

OPERATING EXPENSE	525,866	548,012

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	6,597	11,123
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(456)	(484)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,447	2,493

NOTES

(1)   For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Corrections	181,048	182,872	(7,141)	175,731
BC Coroners Service	10,663	13,922	—	13,922
Policing and Community Safety	272,183	316,245	(21,395)	294,850
Provincial Emergency Program	6,096	7,653	(1,500)	6,153
Office of the Superintendent of Motor Vehicles	8,223	10,347	(2,145)	8,202
Office of the Fire Commissioner	2,364	2,389	—	2,389
Gaming Policy and Enforcement	14,606	236,732	(222,274)	14,458
Liquor Control and Licensing	1	9,192	(9,191)	1
Executive and Support Services	6,164	8,296	(35)	8,261
Emergency Program Act	15,628	15,634	—	15,634
Statutory Services	8,890	8,411	—	8,411

TOTAL OPERATING EXPENSES	525,866	811,693	(263,681)	548,012

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Corrections	2,776	4,867	—	4,867
BC Coroners Service	854	710	—	710
Policing and Community Safety	360	467	—	467
Provincial Emergency Program	—	2,130	—	2,130
Office of the Superintendent of Motor Vehicles	494	543	—	543
Office of the Fire Commissioner	250	109	—	109
Gaming Policy and Enforcement	370	1,306	—	1,306
Liquor Control and Licensing	1,150	639	—	639
Executive and Support Services	250	259	—	259
Statutory Services	93	93	—	93

TOTAL CAPITAL EXPENDITURES	6,597	11,123	—	11,123

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Gaming Policy and Enforcement	(456)	—	(484)	(484)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(456)	—	(484)	(484)

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 37 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following nine core businesses: Corrections, BC Coroners Service, Policing and Community Safety, Provincial Emergency Program, Office of the Superintendent of Motor Vehicles, Office of the Fire Commissioner, Gaming Policy and Enforcement, Liquor Control and Licensing, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	181,048	175,731

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, Keep of Prisoners, immigration detainees, non-criminally charged intoxicated persons, and for planning and management of correctional programs. Electronic monitoring technology is used to assist in the supervision of parolees and offenders on conditional sentences. External recoveries are received from other levels of government for purposes which include housing and supervision of federal inmates, immigration detainees, costs related to provision of municipal lockup, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Internal recoveries are received from other ministries for purposes including medical sessions and systems related costs.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	10,663	13,922

Voted Appropriation Description: This sub-vote provides for the costs of the investigation of unnatural, sudden and unexpected deaths in the province, for ensuring that the relevant facts are made a matter of public record, either through the completion of a Judgement of Inquiry or the holding of an Inquest, and for the identification and advancement of recommendations aimed at prevention of death in the future under similar circumstances. The BC Coroners Service is responsible for conducting reviews of all children’s deaths occurring within the province, providing an annual report on children’s deaths and conducting special reviews on issues affecting the prevention of child death and on child safety more broadly.

POLICING AND COMMUNITY SAFETY

Voted Appropriations
Police Services	249,883	272,426
Victims Services and Community Programs	22,300	22,424
	272,183	294,850

Voted Appropriations Description: This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting British Columbians with development and delivery of initiatives to maintain safe communities, as well as providing security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for the purposes provided for in this sub-vote. Internal recoveries are received from other ministries and from the Victims of Crime Act Special Account.

PROVINCIAL EMERGENCY PROGRAM

Voted Appropriation
Provincial Emergency Program	6,096	6,153

Voted Appropriation Description: This sub-vote provides for coordination of provincial integrated emergency planning, emergency preparedness, response and recovery, development of hazard mitigation strategies, promotion of the development of emergency management capacity by BC communities to minimize loss of life and economic impact during emergencies such as floods, interface fires, pandemic influenza, landslides, severe storms and earthquakes. This sub-vote also provides for planning and coordinating volunteers in a number of public safety lifeline disciplines including: Emergency Social Services, Search and Rescue, PEP Air, Road Rescue and Emergency Radio Communications. External recoveries are received from other levels of government, including Public Safety and Emergency Preparedness Canada for the purposes provided for in this sub-vote.

Estimates	Estimates
2005/06	2006/07

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	8,223	8,202

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licencing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and vehicle impoundments, and conducting hearings and reviews of Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training school and driver trainer licences. External recoveries are received from Crown corporations, appeal fees and program fees for the purposes provided for in this sub-vote.

OFFICE OF THE FIRE COMMISSIONER

Voted Appropriation
Office of the Fire Commissioner	2,364	2,389

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of the Fire Services Act and the BC Fire Code, implementation of fire safety regulations, fire code interpretations, technical code changes and resolution of appeals, development of public education programs and fire safety materials, provision of evaluation and best practice information to support local fire department safety initiatives designed to protect property and minimize loss of life, assistance with the coordination of fire fighter training, major fire investigation and provincial response to major wildfire emergencies. Internal recoveries are received from Government Publications Services for sale of safety training modules.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	14,605	14,457
Distribution of Gaming Proceeds	1	1
	14,606	14,458

Voted Appropriations Description: This sub-vote provides for the administration of gaming (including horse racing) in the province and includes development and administration of policy, standards, and regulations, licensing gaming events, oversight of horse racing events and teletheatres, registration, audit, investigation and enforcement activities concerning legal gaming venues and illegal gaming, the management of the Province’s gaming initiatives, the Province’s responsible gambling strategy and problem gaming program, and the distribution of gaming proceeds. External recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for the gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, and from gaming registrants for direct costs incurred in investigations. Internal recoveries are received from Police Services for illegal gaming initiatives.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations. External recoveries are received from licensing application, renewal, and change request fees.

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	466	470
Corporate Services	5,698	7,791
	6,164	8,261

Voted Appropriations Description: This sub-vote provides for the costs related to the offices of the Solicitor General and the Deputy Solicitor General including salaries, benefits, allowances, operating and other expenses of these offices and secondary support and operations of the Ministry of Public Safety and Solicitor General. This sub-vote also provides for the British Columbia Board of Parole, the oversight of consumer legislation, film and adult video classification services and licensing of theatres and distributors, ministry policy development and other initiatives sponsored by the Solicitor General, including crystal meth, Motor Dealer Act administration, and civil forfeiture. Management services are provided by the Ministry of Attorney General and Minister Responsible for Multiculturalism. External recoveries are received from individual parties for services provided on their behalf; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution. Internal recoveries are received from other ministries for special public safety initiatives.

VOTE 37 — MINISTRY OPERATIONS	501,348	523,967

Estimates	Estimates
2005/06	2006/07

VOTE 38 — EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the voted appropriations under the Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act.	15,628	15,634

Voted Appropriatation Description: This sub-vote provides for ministry programs and operations described in the voted appropriation for the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 38 — EMERGENCY PROGRAM ACT	15,628	15,634

Estimates	Estimates
2005/06	2006/07

STATUTORY — STATUTORY SERVICES

This statutory appropriation provides for the programs and operations under the Statutory Services core business which includes the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY SERVICES

Statutory Appropriations
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,565	1,065
Victims of Crime Act Special Account	7,325	7,346
	8,890	8,411

Statutory Appropriations Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY - SPECIAL ACCOUNTS	8,890	8,411

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	152,539	160,089
Operating Costs	93,522	82,986
Government Transfers	527,048	583,159
Other Expenses	7,302	7,618
Internal Recoveries	(4,050)	(22,159)
External Recoveries	(250,495)	(263,681)
TOTAL OPERATING EXPENSE	525,866	548,012

SPECIAL ACCOUNT(1)
$000

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988 as amended by the Attorney General Amendment Act, 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	499	514
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	15

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	514	514

NOTES

(1)  A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)  The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

SPECIAL ACCOUNT(1)
$000

INMATE WORK PROGRAM

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987. The purpose of this account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates.  Expenses are for supplies and costs directly related to the production and sale of goods and services within the Inmate Work Program. Administration costs are funded through the ministry’s voted appropriations.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	2,342	2,343
OPERATING TRANSACTIONS
Revenue	535	600
Revenue from Appropriation	760	600
Expense	(1,565)	(1,065)
Net Revenue (Expense)	(270)	135

Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	351

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(93)	(93)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(93)	(93)
Difference Between 2005/06 Estimates and Actual Net Cash Source (Requirement)	(50)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	63	90
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,343	2,475

NOTES

(1)  A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

(3)     The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

SPECIAL ACCOUNT(1)
$000

VICTIMS OF CRIME ACT

This account was established by the Victims of Crime Act, 1995. The purpose of this account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	25,226	29,701
OPERATING TRANSACTIONS
Revenue	11,780	11,780
Expense	(7,325)	(7,346)
Net Revenue (Expense)	4,455	4,434

Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	20

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	29,701	34,135

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK — Receipts represent the repayment of the principal for a loan provided to an external party for the purchase of Hastings Park Race Track. This loan will be fully repaid by December 31, 2012.

Receipts	456	484
Disbursements	—	—
Net Cash Source (Requirement)	456	484

MINISTRY OF SMALL BUSINESS AND REVENUE

The ministry’s purpose is to work in partnership to promote the success of the small business sector; identify and collect provincial revenue to support government programs and services; continue regulatory reform to improve government programs and services.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 39 — Ministry Operations	44,642	45,200

STATUTORY APPROPRIATION
Provincial Home Acquisition Wind Up Special Account	25	25

OPERATING EXPENSE	44,667	45,225

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	34,779	11,806
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	1,590	12,595
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	859	891

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF SMALL BUSINESS AND REVENUE

CORE BUSINESS SUMMARY

$000

	2005/06	2006/07 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Small Business and Regulatory Reform	1,891	3,593	—	3,593
Revenue Programs	18,370	45,478	(26,609)	18,869
Revenue Services (includes special account)	8,463	44,095	(34,636)	9,459
Property Assessment Services	1	2,897	(2,896)	1
Executive and Support Services	15,942	38,808	(25,505)	13,303

TOTAL OPERATING EXPENSES	44,667	134,871	(89,646)	45,225

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Revenue Services	21,348	1,134	—	1,134
Property Assessment Services	96	96	—	96
Executive and Support Services	13,335	10,576	—	10,576

TOTAL CAPITAL EXPENDITURES	34,779	11,806	—	11,806

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	1,600	40,700	(28,100)	12,600
Revenue Services	(10)	35	(40)	(5)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,590	40,735	(28,140)	12,595

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	968,000	(968,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	968,000	(968,000)	—

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2005/06	2006/07

VOTE 39 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Small Business and Regulatory Reform, Revenue Programs, Revenue Services, Property Assessment Services, and Executive and Support Services.

SMALL BUSINESS AND REGULATORY REFORM

Voted Appropriation
Small Business and Regulatory Reform	1,891	3,593

Voted Appropriation Description: This sub-vote provides for the operating and administration costs of ministry services, products and tools to support small business success and of establishing and operating a Small Business Roundtable. This sub-vote also provides for operating and administration costs to advance regulatory reform across government.

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	18,370	18,869

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue and benefit programs that are the responsibility of the Ministry of Small Business and Revenue. This sub-vote also provides for payment of interest or refunds of taxation revenues under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

REVENUE SERVICES

Voted Appropriation
Revenue Services	8,438	9,434

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	25	25
	8,463	9,459

Voted Appropriation Description: This sub-vote provides for accounts receivable collection, loan administration, revenue programs, including premiums and fees for the Medical Services Plan for the Ministry of Health, and administration services through a combination of in-house service providers and a private sector partner. Costs are partially recovered from within the Consolidated Revenue Fund or deducted from collected proceeds and revenues administered by the ministry.

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account.

PROPERTY ASSESSMENT SERVICES

Voted Appropriation
Property Assessment Services	1	1

Voted Appropriation Description: This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board.

Estimates	Estimates
2005/06	2006/07

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	430	438
Corporate Services	15,512	12,865
	15,942	13,303

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Small Business and Revenue, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive strategic direction of the ministry and administrative support services; tax appeal management and administration; and policy and legislation. Costs are partially recovered from revenues administered by the ministry.

VOTE 39 — MINISTRY OPERATIONS	44,642	45,200
STATUTORY — SPECIAL ACCOUNT	25	25

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	62,110	64,981
Operating Costs	73,103	83,518
Government Transfers	1,299	1,399
Other Expenses	3,527	3,527
Internal Recoveries	(16,475)	(18,554)
External Recoveries	(78,897)	(89,646)
TOTAL OPERATING EXPENSE	44,667	45,225

SPECIAL ACCOUNT(1)
$000

PROVINCIAL HOME ACQUISITION WIND UP

This account is established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts are repealed effective March 31, 2004.

Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	14,946	14,941
OPERATING TRANSACTIONS
Revenue	10	5
Expense	(25)	(25)
Net Revenue (Expense)	(15)	(20)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	50	40
Disbursements - Capital	—	—
Disbursements - Other	(40)	(35)
Net Cash Source (Requirement)	10	5
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	14,941	14,926

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,000	6,100
Disbursements	4,600	4,700
Net Cash Source (Requirement)	1,400	1,400

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities and the province to reimburse them for property taxes of those property owners over 60 years of age and other qualified property owners that are deferred under this Act. The property owner or the estate is required to repay to the province all deferred taxes together with interest, on the termination of the agreement. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	21,000	22,000
Disbursements	24,000	36,000
Net Cash Source (Requirement)	(3,000)	(14,000)

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

REVENUE PROGRAMS

BRITISH COLUMBIA TRANSIT ACT (MOTOR FUEL TAX) — Disbursements are provided to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	8,200	8,500
Disbursements	8,200	8,500
Net Cash Source (Requirement)	—	—

GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the Greater Vancouver Transportation Authority (GVTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on GVTA’s behalf under the Greater Vancouver Transportation Authority Act by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	274,100	268,300
Disbursements	274,100	268,300
Net Cash Source (Requirement)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

RURAL AREA PROPERTY TAXES — Disbursements are provided to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf by the Ministry of Small Business and Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	205,000	220,000
Disbursements	205,000	220,000
Net Cash Source (Requirement)	—	—

TOBACCO TAX AMENDMENT ACT — Disbursements are provided to the Cowichan Tribes in respect of the Cowichan Tribes Agreement for tobacco tax (receipts) collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,000	2,000
Disbursements	2,000	2,000
Net Cash Source (Requirement)	—	—

TOURISM BRITISH COLUMBIA (HOTEL ROOM TAX ACT) — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Small Business and Revenue.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	27,000	29,500
Disbursements	27,000	29,500
Net Cash Source (Requirement)	—	—

TRANSPORTATION ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Small Business and Revenue.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	440,200	439,700
Disbursements	440,200	439,700
Net Cash Source (Requirement)	—	—

MINISTRY OF TOURISM, SPORT AND THE ARTS

The mission of the Ministry of Tourism, Sport and the Arts is to build strong partnerships that will foster sustainable tourism, sport and arts sectors and creative vibrant communities where people want to live, visit and invest.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2005/06(1)	2006/07
VOTED APPROPRIATION
Vote 40 — Ministry Operations	178,137	200,695

STATUTORY APPROPRIATION
Olympic Arts Fund Special Account	650	700
Physical Fitness and Amateur Sports Fund Special Account	2,200	2,300

OPERATING EXPENSE	180,987	203,695

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,408	1,790
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	3,920
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	114	152

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF TOURISM, SPORT AND THE ARTS

CORE BUSINESS SUMMARY

$000

		2006/07 ESTIMATES
	2005/06		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Arts, Culture and Heritage (includes special account)	23,762	26,723	—	26,723
Sport, Recreation and Volunteers (includes special account)	13,840	15,545	(434)	15,111
Tourism and Resort Development	7,972	13,613	—	13,613
British Columbia Film Commission	1,310	1,362	(8)	1,354
Transfers to Crown Corporations and Agencies	131,105	143,857	—	143,857
Executive and Support Services	2,998	3,037	—	3,037

TOTAL OPERATING EXPENSES	180,987	204,137	(442)	203,695

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Arts, Culture and Heritage	23	251	—	251
Tourism and Resort Development	1,335	1,414	—	1,414
British Columbia Film Commission	—	75	—	75
Executive and Support Services	50	50	—	50

TOTAL CAPITAL EXPENDITURES	1,408	1,790	—	1,790

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Tourism and Resort Development	—	3,920	—	3,920
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	3,920	—	3,920

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Arts, Culture and Heritage; Sport, Recreation and Volunteers; Tourism and Resort Development; British Columbia Film Commission; Transfers to Crown corporations and Agencies; and Executive and Support Services.

ARTS, CULTURE AND HERITAGE

Voted Appropriations
Culture	18,040	19,925
Heritage	3,765	4,778
Archaeology	1,307	1,320
	23,112	26,023

Statutory Appropriation
Olympic Arts Fund Special Account	650	700
	23,762	26,723

Voted Appropriations Description: This sub-vote provides support and funding for cultural and heritage policy and programs, including improvements to cultural and heritage infrastructure and events throughout the province; administration and delivery of government programs under the Arts Council Act and the Heritage Conservation Act; and administration of the Olympic Arts Fund Special Account. Some costs are partially recovered from parties internal to government for program services.

Statutory Appropriation Description: This statutory appropriation provides for the Olympic Arts Fund Special Account.

SPORT, RECREATION AND VOLUNTEERS

Voted Appropriation
Sport, Recreation and Volunteers	11,640	12,811

Statutory Appropriation
Physical Fitness and Amateur Sports Fund Special Account	2,200	2,300
	13,840	15,111

Voted Appropriation Description: This sub-vote provides support and funding for sport, recreation, physical activity, volunteer policy and programs, assistance to improve provincial sport and recreation infrastructure and local hosting of major events, and administration of the Physical Fitness and Amateur Sports Fund Special Account. Some costs are partially recovered from parties external to government for program services.

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account.

TOURISM AND RESORT DEVELOPMENT

Voted Appropriation
Tourism and Resort Development	7,972	13,613

Voted Appropriation Description: This sub-vote provides for implementation and financing of the provincial plan and policies for sustainable development of tourism, including implementing and funding strategies to promote British Columbia and achieve significant increases in tourism; advancing tourism product and sector development; selling and the tenure of Crown land resources for development of all-season resorts and adventure tourism businesses, including expenses related to consultation and accommodation and unrecoverable project costs; maintenance and development of recreation sites and trails; working with and forming partnerships with industry, not-for-profit organizations and other levels of government to enhance the business climate for tourism growth; and undertaking market and trend research.

Estimates	Estimates
2005/06	2006/07

BRITISH COLUMBIA FILM COMMISSION

Voted Appropriation
British Columbia Film Commission	1,310	1,354

Voted Appropriation Description: This sub-vote provides support and funding for the promotion of British Columbia’s locations, production and post-production support for film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Some costs are partially recovered from external organizations for program services.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	6,500	5,000
Royal British Columbia Museum	12,105	12,105
Tourism BC	24,000	26,300
Vancouver Convention Centre Expansion Project	88,500	100,452
	131,105	143,857

Voted Appropriations Description: This sub-vote provides transfers to Crown corporations and agencies, including the British Columbia Pavilion Corporation, Royal British Columbia Museum, Tourism BC, Vancouver Convention Centre Expansion Project Ltd. and the Provincial Capital Commission.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	500	504
Management Services	2,498	2,533
	2,998	3,037

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Tourism, Sport and the Arts including salaries, benefits, allowances and operating expenses of the minister’s staff. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community Services provides management services to the Ministry of Tourism, Sport and the Arts.

VOTE 40 — MINISTRY OPERATIONS	178,137	200,695
STATUTORY — SPECIAL ACCOUNTS	2,850	3,000

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,242	12,227
Operating Costs	8,181	11,814
Government Transfers	159,309	176,899
Other Expenses	4,719	3,219
Internal Recoveries	(22)	(22)
External Recoveries	(442)	(442)
TOTAL OPERATING EXPENSE	180,987	203,695

SPECIAL ACCOUNT(1)
$000

OLYMPIC ARTS FUND

This account was established under the Special Accounts Appropriation and Control Act, 2001. The account provides funding to prepare the arts and cultural community to host the 2010 Olympic and Paralympic Winter Games. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to groups and organizations for cultural and artistic activities that will prepare them to host the 2010 Olympic and Paralympic Winter Games and related administration costs. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	229	229
OPERATING TRANSACTIONS
Revenue	650	700
Expense	(650)	(700)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	229	229

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

SPECIAL ACCOUNT(1)
$000

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sport projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2005/06	2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	1,791	1,791
OPERATING TRANSACTIONS
Revenue	2,200	2,300
Expense	(2,200)	(2,300)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	1,791	1,791

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2005/06	2006/07

TOURISM AND RESORT DEVELOPMENT

TOURISM AND RESORT DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort and adventure tourism developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	—	3,920
Net Cash Source (Requirement)	—	(3,920)

MINISTRY OF TRANSPORTATION

The mission of the Ministry of Transportation is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2005/06(1)	Estimates 2006/07
VOTED APPROPRIATION
Vote 41 — Ministry Operations	829,091	839,458

OPERATING EXPENSE	829,091	839,458
PREPAID CAPITAL ADVANCES (2)	24,800	12,747
CAPITAL EXPENDITURES (3)	18,999	9,579
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,323	1,385

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2005/06	2006/07 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Transportation Improvements	17,993	591,464	(572,762)	18,702
Public Transportation	359,292	361,880	—	361,880
Highway Operations	437,415	720,859	(276,737)	444,122
Passenger Transportation Regulation	2,244	2,315	(1)	2,314
Executive and Support Services	12,147	12,695	(255)	12,440

TOTAL OPERATING EXPENSES	829,091	1,689,213	(849,755)	839,458

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Transportation	24,800	12,747	—	12,747

TOTAL PREPAID CAPITAL ADVANCES	24,800	12,747	—	12,747

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Transportation Improvements	1,255	1,241	—	1,241
Highway Operations	17,163	8,045	—	8,045
Passenger Transportation Regulation	183	254	—	254
Executive and Support Services	398	39	—	39

TOTAL CAPITAL EXPENDITURES	18,999	9,579	—	9,579

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2005/06	Estimates 2006/07

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation Improvements, Public Transportation, Highway Operations, Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	695	1,207
Planning, Engineering and Construction	12,462	12,592
Partnerships	1	1
Port and Airport Development	4,835	4,902
	17,993	18,702

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; Partnerships; and Port and Airport Development. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, property acquisition and expropriation for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development. Recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
British Columbia Transit	135,012	135,068
Rapid Transit Project 2000 Ltd.	97,048	99,080
British Columbia Ferry Services Inc.	127,232	127,732
	359,292	361,880

Voted Appropriations Description: This sub-vote provides for annual government contributions towards costs incurred by, or on behalf of, British Columbia Transit and Rapid Transit Project 2000 Ltd. These costs include operating transfers toward expenses incurred for providing public passenger and transportation services, including transportation services for the disabled, in various communities throughout the province; and debt servicing and the amortization of prepaid capital advances to both British Columbia Transit and Rapid Transit Project 2000 Ltd. This sub-vote also provides for payments under a coastal ferry services contract between the province and British Columbia Ferry Services Inc.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	404,939	410,872
Commercial Vehicle Safety and Enforcement	22,530	22,780
Inland Ferries	8,009	8,514
Coquihalla Toll Administration	1,937	1,956
	437,415	444,122

Voted Appropriations Description: This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; Inland Ferries; and Coquihalla Toll Administration. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit, safety improvements and minor roadworks; weigh scale operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs; electrical installations, and infrastructure upgrades; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, and for the operation, maintenance and rehabilitation of inland ferries and ferry landings; Coquihalla toll collection; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

	Estimates 2005/06	Estimates 2006/07

PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	511	523
Passenger Transportation Branch	1,733	1,791
	2,244	2,314

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other agencies, conducts enforcement and compliance activities against both licensed and unlicensed operators. Recoveries of costs are received from a number of participants in hearings before the Board, and for selected program services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	415	415
Corporate Services	11,732	12,025
	12,147	12,440

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, and information systems; service planning, reporting, and performance measurement; and freedom of information, protection of privacy and records management. Recoveries are received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 41 — MINISTRY OPERATIONS	829,091	839,458

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	99,335	100,907
Operating Costs	1,156,656	1,368,892
Government Transfers	67,391	80,622
Other Expenses	138,234	138,792
Internal Recoveries	(65)	—
External Recoveries	(632,460)	(849,755)
TOTAL OPERATING EXPENSE	829,091	839,458

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2005/06	Estimates 2006/07

PUBLIC TRANSPORTATION

BRITISH COLUMBIA TRANSIT — Disbursements are provided for approved capital projects for selected public passenger transit services in communities around the province.

Receipts	—	—
Disbursements	10,800	4,747
Net Cash Source (Requirement)	(10,800)	(4,747)

RAPID TRANSIT PROJECT 2000 LTD. — Disbursements are provided for approved rapid transit capital projects in the Lower Mainland, and for capitalized borrowing costs relating to Rapid Transit Project 2000 Ltd debt.

Receipts	—	—
Disbursements	14,000	8,000
Net Cash Source (Requirement)	(14,000)	(8,000)

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates 2005/06(1)	Estimates 2006/07
VOTED APPROPRIATION
Vote 42 — Management of Public Funds and Debt	684,000	617,800

OPERATING EXPENSE	684,000	617,800
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

SUMMARY

$000

	2005/06	2006/07 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Financing Purposes	683,997	760,891	(143,094)	617,797
Cost of Borrowing for Relending to Government Bodies	1	635,400	(635,399)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	500	(499)	1
Cost of Warehouse Borrowing Program	1	23,700	(23,699)	1

TOTAL OPERATING EXPENSES	684,000	1,420,491	(802,691)	617,800

OPERATING EXPENSE BY CORE BUSINESS

$000

	Estimates 2005/06	Estimates 2006/07

VOTE 42 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, entering into financial agreements and commodity derivatives with or on behalf of government bodies; and, borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FINANCING PURPOSES (NET OF RECOVERIES)

Voted Appropriations
Government Operating Purposes	683,992	617,792
Schools Capital Financing	1	1
Post Secondary Institutions Capital Financing	1	1
Health Facilities Capital Financing	1	1
Public Transit Capital Financing	1	1
Sky Train Extension Capital Financing	1	1
	683,997	617,797

Voted Appropriations Description: This sub-vote provides for the cost of interest, and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital financing purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund and payment services resulting from borrowing activities. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program and for capital financing purposes are recovered from the debt servicing appropriations of the Ministries of Advanced Education, Education, Health and Transportation.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for the cost of interest and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or other authorized organizations.

	Estimates 2005/06	Estimates 2006/07

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including the cost of interest, and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 42 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	684,000	617,800

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,310,249	2,261,476
Internal Recoveries	(824,458)	(840,985)
External Recoveries	(801,791)	(802,691)
TOTAL OPERATING EXPENSE	684,000	617,800

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates 2005/06(1)	Estimates 2006/07

VOTED APPROPRIATIONS
Vote 43 — Contingencies (All Ministries) and New Programs	302,497	740,000
Vote 44 — BC Family Bonus	39,000	23,000
Vote 45 — Electoral Boundaries Commission	—	3,264
Vote 46 — Commissions on Collection of Public Funds	1	1
Vote 47 — Allowances for Doubtful Revenue Accounts	1	1
Vote 48 — Environmental Appeal Board and Forest Appeals Commission	1,955	1,961
Vote 49 — Forest Practices Board	3,607	3,637

STATUTORY APPROPRIATION
Insurance and Risk Management Special Account	—	—

STATUTORY APPROPRIATION - ELIMINATED FOR 2006/07
Unclaimed Property Special Account	75	—

OPERATING EXPENSE	347,136	771,864
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	50,135	51,685
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	84	85

NOTES

(1)          For comparative purposes only, figures shown for the 2005/06 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2006/07 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

	2005/06	2006/07 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	302,497	740,000	—	740,000
BC Family Bonus	39,000	23,001	(1)	23,000
Electoral Boundaries Commission	—	3,264	—	3,264
Commissions on Collection of Public Funds	1	62,499	(62,498)	1
Allowances for Doubtful Revenue Accounts	1	157,156	(157,155)	1
Environmental Appeal Board and Forest Appeals Commission	1,955	1,961	—	1,961
Forest Practices Board	3,607	3,637	—	3,637

Statutory Appropriations
Insurance and Risk Management Special Account	—	425	(425)	—

Statutory Appropriation - Eliminated for 2006/07
Unclaimed Property Special Account	75	—	—	—

TOTAL OPERATING EXPENSE	347,136	991,943	(220,079)	771,864

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	50,000	50,000	—	50,000
Electoral Boundaries Commission	—	415	—	415
Environmental Appeal Board and Forest Appeals Commission	15	15	—	15
Forest Practices Board	100	125	—	125
Insurance and Risk Management Special Account	20	1,130	—	1,130

TOTAL CAPITAL EXPENDITURES	50,135	51,685	—	51,685

OTHER APPROPRIATIONS

OPERATING EXPENSE BY VOTE

$000

Estimates 2005/06	Estimates 2006/07

VOTE 43 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS
(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This includes the negotiating framework, which is contingent on negotiations underway in the public sector. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.

OPERATING EXPENSE
General Programs	302,497	320,000
Negotiating Framework	—	420,000
	302,497	740,000

CAPITAL EXPENDITURES
General Programs	50,000	50,000

VOTE 44 — BC FAMILY BONUS
(Minister of Finance)

This vote provides funding for payments to low income families with children. Recoveries may be received from the federal government for the payment of BC Family Bonus to aboriginal families on reserves receiving income assistance. A payment is made to the federal government for administration of the program.

OPERATING EXPENSE
BC Family Bonus	39,000	23,000

VOTE 45 — ELECTORAL BOUNDARIES COMMISSION
(Attorney General)

This vote provides for the operation of the Electoral Boundaries Commission. The Commission, in consultation with the public, will make recommendations for electoral boundaries under the current electoral system and under a Single Transferable Vote system.

OPERATING EXPENSE
Electoral Boundaries Commission	—	3,264

CAPITAL EXPENDITURES
Electoral Boundaries Commission	—	415

	Estimates 2005/06	Estimates 2006/07

VOTE 46 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Environment
Minister of Advanced Education	Minister of Finance
Minister of Agriculture and Lands	Minister of Forests and Range
Attorney General	Minister of Health
Minister of Children and Family Development	Minister of Labour and Citizens’ Services
Minister of Community Services	Minister of Public Safety and Solicitor General
Minister of Economic Development	Minister of Small Business and Revenue
Minister of Education	Minister of Tourism, Sports and the Arts
Minister of Employment and Income Assistance	Minister of Transportation
Minister of Energy, Mines and Petroleum Resources

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Small Business and Revenue and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	1	1
Ministry of Children and Family Development	1	1
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	480	480
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,503	1,485
Ministry of Finance	513	472
Ministry of Forests and Range	1	1
Ministry of Health	988	991
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	4,251	4,073
Ministry of Small Business and Revenue	54,675	54,885
Ministry of Tourism, Sport and the Arts	30	30
Ministry of Transportation	71	72
Recoveries	(62,521)	(62,498)
	1	1

	Estimates 2005/06	Estimates 2006/07

VOTE 47 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Environment
Minister of Advanced Education	Minister of Finance
Minister of Agriculture and Lands	Minister of Forests and Range
Attorney General	Minister of Health
Minister of Children and Family Development	Minister of Labour and Citizens’ Services
Minister of Community Services	Minister of Public Safety and Solicitor General
Minister of Economic Development	Minister of Small Business and Revenue
Minister of Education	Minister of Tourism, Sports and the Arts
Minister of Employment and Income Assistance	Minister of Transportation
Minister of Energy, Mines and Petroleum Resources

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	4,550	4,100
Ministry of Children and Family Development	50	50
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	9,700	9,000
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	650	1,168
Ministry of Finance	1	1
Ministry of Forests and Range	1	1
Ministry of Health	139,007	105,899
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	8,525	8,847
Ministry of Small Business and Revenue	34,075	28,075
Ministry of Tourism, Sport and the Arts	1	1
Ministry of Transportation	6	6
Recoveries	(196,573)	(157,155)
	1	1

Estimates 2005/06	Estimates 2006/07

VOTE 48 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION
(Minister of Forests and Range and Minister of Environment)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under some health legislation. The Forest Appeals Commission hears appeals from decisions made under the forest and range legislation. This vote also provides for the operation and administration of the Hospital Appeal Board and the Community Care and Assisted Living Appeal Board. Recoveries are received from the Ministry of Health for costs of appeals for the Hospital Appeal Board and the Community Care and Assisted Living Appeal Board.

OPERATING EXPENSE
Administration and Support Services	1,213	1,230
Environmental Appeal Board	410	399
Forest Appeals Commission	332	332
	1,955	1,961

CAPITAL EXPENDITURES
Administration and Support Services	15	15

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Administration and Support Services	11	11

VOTE 49 — FOREST PRACTICES BOARD
(Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigations of public complaints, and administrative appeals.

OPERATING EXPENSE
Forest Practices Board	3,607	3,637

CAPITAL EXPENDITURES
Forest Practices Board	100	125

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Forest Practices Board	27	27

GROUP ACCOUNT CLASSIFICATION SUMMARY
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	6,558	6,628
Operating Costs	9,741	10,366
Government Transfers	40,000	23,001
Other Expenses	594,433	997,089
Internal Recoveries	(40,404)	(45,141)
External Recoveries	(263,192)	(220,079)
TOTAL OPERATING EXPENSE	347,136	771,864

OTHER APPROPRIATIONS

SPECIAL ACCOUNT(1)

$000

INSURANCE AND RISK MANAGEMENT (Minister of Finance)

This account was established by the Financial Administration Amendment Act, 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. The account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; security and business continuity policy and advisory and consulting services to the provincial public sector.

Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

	Estimates 2005/06	Estimates 2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	187,920	193,392
OPERATING TRANSACTIONS
Revenue	4,527	5,752
Expense	(43,501)	(45,565)
Internal and External Recoveries	43,501	45,565
Net Revenue (Expense)	4,527	5,752

Difference Between 2005/06 Estimates and Actual Net Revenue (Expense)	854

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(20)	(1,130)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(20)	(1,130)
Working Capital Adjustments and Other Spending Authority Committed (3)	111	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	193,392	198,405

FULLTIME EQUIVALENT (FTE) EMPLOYMENT	46	47

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

OTHER APPROPRIATIONS

SPECIAL ACCOUNT (Eliminated for 2006/07) (1)

$000

UNCLAIMED PROPERTY (Minister of Finance)

This statutory appropriation was created by the Unclaimed Property Act, 1999. The purpose of the legislation was to reunite owners with their unclaimed property held by government and others. Management of the program has been transferred to an external service provider. Expenses from the account represented costs associated with the administration of the Act and regulation.

	Estimates 2005/06	Estimates 2006/07
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	75	—
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(75)	—
Net Revenue (Expense)	(75)	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	—	—

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

SCHEDULES

A	–	Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation – 2005/06

B	–	Special Accounts – Summary

C	–	Financing Transactions – Prepaid Capital Advances

D	–	Financing Transactions – Capital Expenditures

D1	–	Financing Transactions – Capital Expenditures – Taxpayer-Supported Organizations

E	–	Financing Transactions – Loans, Investments and Other Requirements

F	–	Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

G	–	Fulltime Equivalent Employment

H	–	Reconciliation of Surplus to Change in Taxpayer-Supported Debt and Statement of Total Debt

I	–	Summary of Ministerial Accountability for Operating Expenses

J	–	Estimated Consolidated Revenue Fund Operating Result

K	–	Taxpayer-Supported Crown Corporations and Agencies – Estimated Revenues and Expenses

L	–	SUCH Sector and Regional Authorities – Estimated Revenues and Expenses

M	–	Estimated Revenue by Source

N	–	Estimated Expense by Function

ESTIMATES, 06/07

Schedule A

CONSOLIDATED REVENUE FUND

OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2005/06

	Operating Expense $000	Capital Expenditures $000	FTEs
Office of the Premier
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	10,664	240	110
Transfer from Ministry of Finance Telecommunications funding	33	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	10,697	240	110

Aboriginal Relations and Reconciliation
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	34,468	54	107
Transfer from Ministry of Attorney General Funding for 0.5 of a position	23	—	—
Transfer to Ministry of Agriculture and Lands Redirecting Land & Water BC FTE, salaries and capital	(58)	(2)	(1)
Transfer to Ministry of Finance Fiscal Mandate	(440)	—	(2)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	33,993	52	104

Advanced Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	1,898,297	1,466	217
Transfer from Ministry of Health Clinical Clerkship Program funding	842	—	—
Transfer from Other Appropriations - Contingencies All Ministries and New Programs Tuition Policy	15,000	—	—
Transfer to Ministry of Economic Development Labour Market Activities - FTE and associated budget	(107)	—	(1)
Transfer to Ministry of Education Provincial Learning Network	(2,500)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	1,911,532	1,466	216

Agriculture and Lands
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	294,033	13,242	1,007
Transfer from Ministry of Aboriginal Relations and Reconciliation Redirecting Land & Water BC FTE, salaries and capital	58	2	1
Transfer from Other Appropriations - Contingencies All Ministries and New Programs Integrated Land and Resource Registry	320	—	—
Transfer to Ministry of Community Services Client Services funding from Land & Water BC transfer	(82)	—	—
Transfer to Ministry of Economic Development 2 FTEs and associated budgets	(113)	—	(2)
Transfer to Ministry of Environment 1 FTE and associated budget	(126)	—	(1)
Corporate Services Division FTEs	—	—	(249)
Dams and Dykes assets and associated amortization	(18)	—	—
Information Management for Environmental Stewardship	(3,234)	(9)	(36)
Water funding	(338)	(1)	(4)
Water Stewardship Corporate Services Unit	(219)	—	—
Transfer to Ministry of Forests and Range 2 FTEs and associated budgets	(130)	—	(2)
Forest Resource Inventory	(4,755)	(284)	(51)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	285,396	12,950	663

	Operating Expense $000	Capital Expenditures $000	FTEs

Attorney General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	459,200	16,459	3,447
Transfer from Ministry of Employment and Income Assistance Legal Services for the Family Maintenance Program	1,500	—	—
Transfer from Ministry of Health Health Fraud Prosecutions funding	180	—	—
Transfer to Ministry of Aboriginal Relations and Reconciliation Funding for 0.5 of a position	(23)	—	—
Transfer to Ministry of Public Safety and Solicitor General Legal Services funding for the Office of the Fire Commissioner	(22)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	460,835	16,459	3,447

Children and Family Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	1,636,643	17,022	3,952
Transfer from Ministry of Education HMA Centre Funding	77	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	1,636,720	17,022	3,952

Community Services
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	260,960	5,650	553
Transfer from Ministries Client Services funding from Land & Water BC transfer	132	—	—
Transfer to Ministry of Education funding for 0.5 of a position	(30)	—	—
Transfer to Ministry of Finance Client Services Recoveries	(155)	—	—
Transfer to Ministry of Public Safety and Solicitor General Regional Building Occupancy funding	(48)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	260,859	5,650	553

Economic Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	444,061	855	128
Transfer from Ministry of Advanced Education Labour Market Activities - FTE and associated budget	107	—	1
Transfer from Ministry of Agriculture and Lands 2 FTEs and associated budgets	113	—	2
Transfer from Ministry of Labour and Citizens’ Services 1 FTE and associated budget	79	—	1
Transfer to Ministry of Finance 1 FTE and associated budget	(126)	—	(1)
Transfer to Ministry of Public Safety and Solicitor General Motor Dealer Operations	(56)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	444,178	855	131

	Operating Expense $000	Capital Expenditures $000	FTEs

Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	5,073,905	9,745	313
Transfer from Ministry of Advanced Education Provincial Learning Network	2,500	—	—
Transfer from Ministry of Community Services funding for 0.5 of a position	30	—	—
Transfer from Ministry of Forests and Range funding for 0.5 of a position	30	—	—
Transfer to Ministry of Children and Family Development HMA Centre Funding	(77)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	5,076,388	9,745	313

Employment and Income Assistance
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	1,354,960	17,507	1,973
Transfer to Ministry of Attorney General Legal Services for the Family Maintenance Program	(1,500)	—	—
Transfer to Ministry of Forests and Range Burnside Gorge Housing Advocacy / Registry	(127)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	1,353,333	17,507	1,973

Energy, Mines and Petroleum Resources
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	72,484	1,456	269
Transfer from Ministry of Finance 1 FTE and associated budget	99	—	1
Transfer to Ministry of Community Services Client Services funding from Land & Water BC transfer	(1)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	72,582	1,456	270

Environment
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	174,565	29,919	1,084
Transfer from Ministry of Agriculture and Lands 1 FTE and associated budget	126	—	1
Corporate Services Division FTEs	—	—	249
Dams and Dykes assets and associated amortization	18	—	—
Information Management for Environmental Stewardship	3,234	9	36
Water funding	338	1	4
Water Stewardship Corporate Services Unit	219	—	—
Transfer to Ministry of Community Services Client Services funding from Land & Water BC transfer	(33)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	178,467	29,929	1,374

	Operating Expense $000	Capital Expenditures $000	FTEs

Finance
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	80,929	6,037	769
Transfer from Ministry of Aboriginal Relations and Reconciliation Fiscal Mandate	440	—	2
Transfer from Ministry of Community Services Client Services Recoveries	155	—	—
Transfer from Ministry of Economic Development 1 FTE and associated budget	126	—	1
Transfer from Ministry of Health HEABC matching funds for bargaining / negotiations support	400	—	—
Transfer from Ministry of Labour and Citizens’ Services Workers Compensation	213	—	—
Transfer from Ministry of Small Business and Revenue Corporate Accounting Services	33	—	—
Transfer to Ministry of Community Services Client Services funding from Land & Water BC transfer	(2)	—	—
Transfer to Ministry of Energy, Mines and Petroleum Resources 1 FTE and associated budget	(99)	—	(1)
Transfer to Office of the Premier Telecommunications funding	(33)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	82,162	6,037	771

Forests and Range
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	855,620	23,392	3,320
Transfer from Ministry of Agriculture and Lands 2 FTEs and associated budgets	130	—	2
Forest Resource Inventory	4,755	284	51
Transfer from Ministry of Employment and Income Assistance Burnside Gorge Housing Advocacy / Registry	127	—	—
Transfer to Ministry of Community Services Client Services funding from Land & Water BC transfer	(1)	—	—
Transfer to Ministry of Education funding for 0.5 of a position	(30)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	860,601	23,676	3,373

Health
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	11,470,498	60,550	2,770
Transfer to Ministry of Advanced Education Clinical Clerkship Program funding	(842)	—	—
Transfer to Ministry of Attorney General Health Fraud Prosecutions funding	(180)	—	—
Transfer to Ministry of Finance HEABC matching funds for bargaining / negotiations support	(400)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	11,469,076	60,550	2,770

	Operating Expense $000	Capital Expenditures $000	FTEs

Labour and Citizens’ Services
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	192,838	80,464	1,926
Transfer to Ministry of Economic Development 1 FTE and associated budget	(79)	—	(1)
Transfer to Ministry of Finance Workers Compensation	(213)	—	—
Transfer to Ministry of Small Business and Revenue Canada BC Business Services	(686)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	191,860	80,464	1,925

Public Safety and Solicitor General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	524,740	6,597	2,447
Transfer from Ministry of Attorney General Legal Services funding for the Office of the Fire Commissioner	22	—	—
Transfer from Ministry of Community Services Regional Building Occupancy funding	48	—	—
Transfer from Ministry of Economic Development Motor Dealer Operations	56	—	—
Transfer from Other Appropriations - Contingencies All Ministries and New Programs Coroner’s Office funding	1,000	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	525,866	6,597	2,447

Small Business and Revenue
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	44,014	34,779	859
Transfer from Ministry of Labour and Citizens’ Services Canada BC Business Services	686	—	—
Transfer to Ministry of Finance Corporate Accounting Services	(33)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	44,667	34,779	859

Tourism, Sport and the Arts
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	179,817	1,408	114
Transfer from Other Appropriations - Contingencies All Ministries and New Programs Additional Funding for Ministry Operating Costs	1,183	—	—
Transfer to Ministry of Community Services Client Services funding from Land & Water BC transfer	(13)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	180,987	1,408	114

	Operating Expense $000	Capital Expenditures $000	FTEs

Other Appropriations - Contingencies All Ministries and New Programs
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Estimates	320,000	50,000	—
Transfer to Ministry of Advanced Education Tuition Policy	(15,000)	—	—
Transfer to Ministry of Agriculture and Lands Integrated Land and Resource Registry	(320)	—	—
Transfer to Ministry of Public Safety and Solicitor General Coroner’s Office funding	(1,000)	—	—
Transfer to Ministry of Tourism, Sport and the Arts Additional Funding for Ministry Operating Costs	(1,183)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2005/06 Restated	302,497	50,000	—

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2005/06 Estimates	27,038,000	401,034	27,259
Total Transfers from Special Offices, Ministries and Other Appropriations	34,432	296	352
Total Transfers to Special Offices, Ministries and Other Appropriations	(34,432)	(296)	(352)
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2005/06 Restated	27,038,000	401,034	27,259

Schedule B

SPECIAL ACCOUNTS(1) - SUMMARY

(for the Fiscal Year Ending March 31, 2007)

($000)

	Spending Authority Available April 1, 2006	Operating Transactions		General Fund Transfer(2)	Financing Transactions		Working Capital Adjustment(3)	Spending Authority Available March 31, 2007
		Revenue	Expense		Receipts	Disbursements

Special Accounts
BC Timber Sales	44,188	327,850	(169,100)	(100,100)	—	(64,201)	1,763	40,400
Crown Land	50,000	131,402	(69,037)	(62,465)	100	—	—	50,000
First Citizens Fund	5,619	3,950	(4,200)	—	—	—	—	5,369
Forest Stand Management Fund	16,741	—	—	—	—	—	—	16,741
Forfeited Crime Proceeds Fund	514	—	—	—	—	—	—	514
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Inmate Work Program	2,343	1,200	(1,065)	—	—	(93)	90	2,475
Insurance and Risk Management	193,392	5,752	—	—	—	(1,130)	391	198,405
Northern Development Fund	10,344	575	(500)	—	—	—	—	10,419
Olympic Arts Fund	229	700	(700)	—	—	—	—	229
Physical Fitness and Amateur Sports Fund	1,791	2,300	(2,300)	—	—	—	—	1,791
Production Insurance	28,000	19,700	(19,700)	—	—	—	—	28,000
Provincial Home Acquisition Wind Up	14,941	5	(25)	—	40	(35)	—	14,926
Public Guardian and Trustee of British Columbia	13,453	18,481	(17,577)	—	—	(1,024)	697	14,030
South Moresby Forest Replacement	25,840	160	(26,000)	—	—	—	—	—
Sustainable Environment Fund	19,123	31,408	(35,705)	—	—	—	—	14,826
University Endowment Lands Administration	30,209	4,642	(4,642)	—	—	—	—	30,209
Victims of Crime Act	29,701	11,780	(7,346)	—	—	—	—	34,135
	486,428	707,155	(505,147)	(162,565)	140	(66,483)	2,941	462,469

Transfers from Voted Appropriations to Special Accounts(4)
Production Insurance	—	(8,200)	8,200	—	—	—	—	—
Public Guardian and Trustee of British Columbia	—	(7,124)	7,124	—	—	—	—	—
	—	(15,324)	15,324	—	—	—	—	—

Total Special Accounts (net of transfers)	486,428	691,831	(489,823)	(162,565)	140	(66,483)	2,941	462,469

(1)   Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   General Fund Transfers consist of changes in statutory spending authority.

(3)   Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortizaton, inventory,  and accounts receivable and payable.

(4)   Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Suppy Act requirements shown on page 13.

Schedule C

FINANCING TRANSACTIONS

PREPAID CAPITAL ADVANCES(1)

(for the Fiscal Year Ending March 31, 2007)

($000)

	Receipts	Disbursements(2)	Net Cash Source (Requirement)

Ministry of Advanced Education
Post Secondary Institutions	—	267,280	(267,280)
Ministry of Education
Schools	—	181,295	(181,295)
Ministry of Health
Health Facilities	—	330,000	(330,000)
Ministry of Transportation
British Columbia Transit	—	4,747	(4,747)
Rapid Transit Project 2000 Ltd.	—	8,000	(8,000)

Total Prepaid Capital Advances	—	791,322	(791,322)

(1)   Loans and capital funding provided to school districts and post secondary institutions are treated, for financial statement reporting purposes, as prepaid capital advances (assets of the Consolidated Revenue Fund (CRF)) and amortized over the useful life of the underlying assets. The amortization period for these advances, on average, approximates 30 years. Loans and capital funding provided to British Columbia Transit and health facilities for capital projects are accounted for in the same manner. Since the borrowing for schools, post secondary institutions, public transit and health facilities capital is raised directly through the CRF, these financial requirements are included in the annual Supply Act .

(2)   Disbursements by the Ministry of Advanced Education are for capital costs of new buildings, renovations and improvements to universities, university colleges, colleges, institutes and agencies. Disbursements by the Ministry of Education are for capital costs of new buildings, renovations and improvements to schools and other school district buildings and for bus and equipment purchases. Disbursements by the Ministry of Health are for capital costs of new buildings, renovations and improvements for health facilities and agencies, and diagnostic and medical equipment. Disbursements by the Ministry of Transportation are for capital expenditures for public passenger transit services, rapid transit in the lower mainland, and capitalized borrowing costs relating to Rapid Transit Project 2000 Ltd. debt.

Schedule D

FINANCING TRANSACTIONS

CAPITAL EXPENDITURES

(for the Fiscal Year ending March 31, 2007)

($000)

	Land Improve- ments	Buildings	Specialized Equipment	Office Furniture & Equipment	Vehicles	Information Systems	Tenant Improve- ments	Roads, Bridges & Ferries	Total
Special Offices and Ministries
Legislation	—	2,000	—	1,114	—	543	843	—	4,500
Officers of the Legislature	—	—	—	65	—	1,149	100	—	1,314
Office of the Premier	—	—	—	40	—	55	—	—	95
Ministry of Aboriginal Relations and Reconciliation	—	—	—	70	—	97	109	—	276
Ministry of Advanced Education	—	—	—	75	—	1,246	150	—	1,471
Ministry of Agriculture and Lands	—	—	561	471	1,087	8,508	150	—	10,777
Ministry of Attorney General	—	—	1,875	546	1,995	5,886	4,108	—	14,410
Ministry of Children and Family Development	—	—	444	855	2,834	17,059	5,090	—	26,282
Ministry of Community Services	—	—	—	320	—	2,864	50	—	3,234
Ministry of Economic Development	—	—	—	1,342	—	353	1,104	—	2,799
Ministry of Education	—	—	—	—	—	8,572	180	—	8,752
Ministry of Employment and Income Assistance	—	—	—	4,300	1,300	11,600	800	—	18,000
Ministry of Energy, Mines and Petroleum Resources	—	—	52	79	355	1,225	88	—	1,799
Ministry of Environment	40,766	—	1,570	150	5,241	2,452	—	—	50,179
Ministry of Finance	—	—	5	240	—	5,713	164	—	6,122
Ministry of Forests and Range	—	1,377	4,186	227	6,006	6,044	1,933	—	19,773
Ministry of Health	—	—	2,619	520	8,000	59,238	1,500	—	71,877
Ministry of Labour and Citizens’ Services	—	—	610	315	220	81,387	52,380	—	134,912
Ministry of Public Safety and Solicitor General	—	—	773	175	2,761	4,765	2,649	—	11,123
Ministry of Small Business and Revenue	—	—	—	225	—	11,081	500	—	11,806
Ministry of Tourism, Sport and the Arts	1,339	—	—	50	—	401	—	—	1,790
Ministry of Transportation	—	—	684	73	3,822	4,500	—	500	9,579

Other Appropriations
Contingencies All Ministries and New Programs(1)	—	—	—	—	—	50,000	—	—	50,000
Electoral Boundaries Commission	—	—	75	—	—	340	—	—	415
Environmental Appeal Board and Forest Appeals Commission	—	—	—	15	—	—	—	—	15
Forest Practices Board	—	—	—	25	—	100	—	—	125
Insurance and Risk Management	—	—	—	20	—	1,110	—	—	1,130
Consolidated Revenue Fund Total(2)	42,105	3,377	13,454	11,312	33,621	286,288	71,898	500	462,555

SUMMARY
Voted Appropriations	42,105	3,377	13,116	11,252	33,621	283,638	71,898	500	459,507
Special Accounts(3)	—	—	338	60	—	2,650	—	—	3,048
Consolidated Revenue Fund Total	42,105	3,377	13,454	11,312	33,621	286,288	71,898	500	462,555

(1)   Administered by the Minister of Finance.

(2)   These expenditures are to provide for the purchase or capital lease of tangible capital assets to be held by the Consolidated Revenue Fund. The acquired tangible capital assets are to assist in the delivery of programs of those offices, ministries and other appropriations.

(3)   The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2006/07 Supplement to the Estimates.

Schedule D1

FINANCING TRANSACTIONS

CAPITAL EXPENDITURES - TAXPAYER-SUPPORTED ORGANIZATIONS (1),(2)

(for the Fiscal Year Ending March 31, 2007)

($000)

	Health	Social Services	Education	Protection of Person & Property	Trans– portation	Natural Resources	Other	General Government	Total

BC Transportation Financing Authority					794,000				794,000
British Columbia Transit (3)					10,000				10,000
Rapid Transit Project 2000 (3)					7,000				7,000
Vancouver Convention Centre expansion project						164,000			164,000
Government Operating (Ministries)(4)	72,000	44,000	10,000	26,000	10,000	87,000	138,000	76,000	463,000
Schools (3)			252,000						252,000
Post-secondary Institutions(3)			988,000						988,000
Health sector (3)	666,000								666,000
Other		2,000				21,000	6,000		29,000
Capital Contingency							115,000		115,000
Total	738,000	46,000	1,250,000	26,000	821,000	272,000	259,000	76,000	3,488,000

(1)   Figures have been rounded to the nearest million.

(2)   Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)   The Prepaid Capital Advances shown in Schedule C are included in the total capital spending for these organizations.

(4)   Represents Consolidated Revenue Fund capital in Schedule D.

Schedule E

FINANCING TRANSACTIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1)

(for the Fiscal Year Ending March 31, 2007)

($000)

	Receipts	Disbursement	Net Cash Source (Requirement)
Ministry of Aboriginal Relations and Reconciliation
Settlement and Implementation Costs of Treaties and Other Agreements — Payments to the First Nations in accordance with treaty agreements	—	5,229	(5,229)

Ministry of Advanced Education
British Columbia Student Loan Program — Loan repayments (receipts) and new loans	56,186	306,900	(250,714)

Ministry of Agriculture and Lands
Agriculture Credit Act — Loan repayments (receipts)	518	—	518
Crown Land Administration — Development of land for sale in future years	—	8,250	(8,250)
Crown Land Special Account — Loan repayment and loan sales deposit (receipts) and land acquisition, servicing and development and disposition costs	100	—	100

Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	950	950	—

Ministry of Children and Family Development
Human Services Providers Financing Program — Principal repayments (receipts)	36	—	36

Ministry of Forests and Range
BC Timber Sales Special Account — Development of timber for sale in future years	—	63,400	(63,400)

Ministry of Public Safety and Solicitor General
Hastings Park Race Track	484	—	484

Ministry of Small Business and Revenue
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	6,100	4,700	1,400
Land Tax Deferment Act — Repayments of outstanding loans (receipts) and payments to local government for property taxes	22,000	36,000	(14,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans (receipts) and guarantee claims and other disbursements	40	35	5

Ministry of Tourism, Sport and the Arts
Tourism and Resort Development — Development of land for sale in future years	—	3,920	(3,920)

Consolidated Revenue Fund Total	86,414	429,384	(342,970)

Taxpayer-Supported Crown Corporations and Agencies (2)	33,000	—	33,000

SUCH Sector and Regional Authorities (2)	—	34,000	(34,000)

Total	119,414	463,384	(343,970)

SUMMARY
Voted Appropriations	86,274	365,949	(279,675)
Special Accounts	140	63,435	(63,295)
Taxpayer-Supported Crown Corporations and Agencies	33,000	—	33,000
SUCH Sector and Regional Authorities	—	34,000	(34,000)
Total	119,414	463,384	(343,970)

(1)   The purpose of this table is to fully disclose the receipts and dispursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government’s financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)   The total net cash source (requirement) for taxpayer-supported Crown corporations/agencies, SUCH sector and regional authority financing transactions are disclosed for information purposes only.

Schedule F

FINANCING TRANSACTIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1)

(for the Fiscal Year Ending March 31, 2007)

($000)

	Receipts	Disbursements	Net Cash Source (Requirement)

Ministry of Energy, Mines and Petroleum Resources
Oil and Gas Commission Act	32,602	32,602	—

Ministry of Small Business and Revenue
British Columbia Transit Act (Motor Fuel Tax)	8,500	8,500	—
Greater Vancouver Transportation Authority Act (Motor Fuel and Social Services Taxes)	268,300	268,300	—
Rural Area Property Taxes	220,000	220,000	—
Tobacco Tax Amendment Act	2,000	2,000	—
Tourism British Columbia (Hotel Room Tax)	29,500	29,500	—
Transportation Act (Motor Fuel and Social Services Taxes)	439,700	439,700	—
Total	1,000,602	1,000,602	—

(1)  The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

Schedule G

FULLTIME EQUIVALENT EMPLOYMENT

Fulltime equivalent (FTE) employment is the estimate of each special office’s, ministry’s and taxpayer-supported Crown corporation and agency’s annual staff utilization. The Budget Transparency and Accountability Act defines Consolidated Revenue Fund FTE staff utilization to include all employees whose salaries are paid directly from the Consolidated Revenue Fund. The term fulltime equivalent is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing each special office’s and ministry’s total hours of permanent, auxiliary, temporary, seasonal and overtime employment paid, or estimated to be paid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Taxpayer-supported Crown corporation and agency FTEs are estimated in a similar manner. Employees in taxpayer-supported Crown corporations and agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between base salaries expense and FTEs.

The table below provides a summary of estimated fulltime equivalent employment by special office, ministry and taxpayer-supported Crown corporation and agency for the 2005/06 and 2006/07 fiscal years. The 2005/06 ministry and special office numbers are restated to reflect program and staff transfers among ministries (see Schedule A for a detailed reconciliation). The 2005/06 FTE utilization is forecast to be 31,294 FTEs.

	Estimates 2005/06	Estimates 2006/07

Legislation	300	350
Officers of the Legislature	187	197
Office of the Premier	110	110
Ministry of Aboriginal Relations and Reconciliation	104	125
Ministry of Advanced Education	216	219
Ministry of Agriculture and Lands	663	800
Ministry of Attorney General	3,447	3,454
Ministry of Children and Family Development	3,952	4,067
Ministry of Community Services	553	561
Ministry of Economic Development	131	149
Ministry of Education	313	313
Ministry of Employment and Income Assistance	1,973	1,973
Ministry of Energy, Mines and Petroleum Resources	270	271
Ministry of Environment	1,374	1,443
Ministry of Finance	771	839
Ministry of Forests and Range	3,373	3,662
Ministry of Health	2,770	2,852
Ministry of Labour and Citizens’ Services	1,925	2,169
Ministry of Public Safety and Solicitor General	2,447	2,493
Ministry of Small Business and Revenue	859	891
Ministry of Tourism, Sport and the Arts	114	152
Ministry of Transportation	1,323	1,385
Other Appropriations	84	85
Total	27,259	28,560

Total Taxpayer-Supported Crown Corporations and Regional Authorities	4,012	3,800

Total	31,271	32,360

Schedule H

RECONCILIATION OF SURPLUS TO CHANGE IN TAXPAYER-SUPPORTED DEBT

AND STATEMENT OF TOTAL DEBT (1), (2)

($000)

Estimates (3)	Updated Forecast (3)		Estimates
2005/06	2005/06		2006/07
		TAXPAYER-SUPPORTED DEBT

(1,300,000)	(1,475,000)	Surplus (4)	(600,000)
299,000	136,000	Self-Supported Crown Corporation and Agency Income in Excess of Contributions to the Consolidated Revenue Fund (5)	204,000
(1,667,000)	(1,991,000)	Adjustment for Expenses Not Requiring Working Capital or Other Borrowing (6)	(1,688,000)
(532,000)	(479,000)	Change in sinking fund balances	(284,000)
(755,000)	(1,045,000)	Working Capital Changes	(999,000)
(3,955,000)	(4,854,000)	Operating Requirement (Source)	(3,367,000)
3,038,000	3,058,000	Capital Expenditures - Taxpayer Supported Organizations (Schedule D1)	3,488,000
3,038,000	3,058,000	Capital Requirement	3,488,000
534,000	557,000	Loan, Investment and Other Requirements (Schedule E)	344,000
(383,000)	(1,239,000)	Net Increase/(Decrease) in Taxpayer-Supported Debt	465,000
28,657,000	28,657,000	Taxpayer-Supported Debt, Beginning of Year (including guarantees) (7)	27,418,000
28,274,000	27,418,000	Taxpayer-Supported Debt, End of Year (including guarantees) (7)	27,883,000
3,171,000	3,191,000	Add: Debt offset by sinking funds	3,029,000
(151,000)	(150,000)	Less: Taxpayer-supported third party guarantees and non-guaranteed debt	(156,000)
31,294,000	30,459,000	Taxpayer-Supported Debt, End of Year, as reported in the Financial Statements (7)	30,756,000

		SELF-SUPPORTED DEBT

		Self-Supported Crown Corporation Debt:
7,021,000	6,877,000	British Columbia Hydro and Power Authority	7,541,000
247,000	247,000	Columbia River power projects	236,000
68,000	41,000	Other Crown Corporation Debt	80,000
7,336,000	7,165,000	Self-Supported Crown Corporation Debt (including guarantees and non-guaranteed debt) (7)	7,857,000
813,000	846,000	Add: Debt offset by sinking funds	724,000
(268,000)	(268,000)	Less: Debt guarantees and non-guaranteed debt	(256,000)
7,881,000	7,743,000	Self-Supported Debt as reported in the Financial Statements (7)	8,325,000

300,000	300,000	Forecast Allowance	850,000

39,475,000	38,502,000	Total Financial Statement Debt (7)	39,931,000

(1)   Figures have been rounded to the nearest million.

(2)   Further details on debt are provided in Appendix Table A15 in the Budget and Fiscal Plan - 2006/07 to 2008/09.

(3)   The 2005/06 Estimates and Updated Forecast amounts have been restated to conform with the 2006/07 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(4)   For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

(5)   Represents the elimination of self-supported Crown corporation/agency income which is included in the Summary Accounts deficit but has not been transferred to the Consolidated Revenue Fund.  The excess earnings remain in the Crown corporation/agency and reduce self-supported Crown corporation/agency debt.

(6)   These adjustments include, primarily, the amortization of capital assets and the forecast allowance.

(7)   Generally accepted accounting principles (GAAP) require that debt disclosure includes debt offset by sinking funds (with the related sinking funds shown as assets) and excludes guarantees (which are disclosed separately in the notes to the financial statements). For rating agency and debt statistics purposes, the province reports its debt net of sinking funds, but includes debt guarantees and non-guaranteed debt of the commercial Crown corporations.

Schedule I

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES

(for the Fiscal Year Ending March 31, 2007)

($000)

For each minister (other than the Minister of Small Business and Revenue) with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, an estimated amount must be made public with the Estimates under section 6(1) of the Balanced Budget and Ministerial Accountability Act. The estimated amount is described in section 5(1) of the Balanced Budget and Ministerial Accountability Act and represents the operating expenses which are the responsibility of the minister as set out in the main Estimates for the fiscal year. Section 6(2) of the Balanced Budget and Ministerial Accountability Act requires that the actual amount of those operating expenses be made public for each minister with the Public Accounts for that fiscal year.

Section 5(2) of the Balanced Budget and Ministerial Accountability Act applies to the Minister of Small Business and Revenueand provides for an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) of the Balanced Budget and Ministerial Accountability Act applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

The table below shows, the ministry and other appropriations for which each minister is responsible. The third column shows the total operating expenses for each of the ministries or other appropriations for the 2006/07 fiscal year. The final column shows the sum of these operating expenses, which is the estimated amount each minister (other than the Minister of Small Business and Revenue) is responsible for under section 5(1) of the Balanced Budget and Ministerial Accountability Act for the 2006/07 fiscal year.

Minister Responsible	Ministry and Other Appropriations	2006/07 Total Operating Expenses (Net)	2006/07 Estimated Amount

Premier	Office of the Premier	12,482	12,482

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	32,978	32,978

Minister of Advanced Education	Ministry of Advanced Education	1,981,707	1,981,707

Minister of Agriculture and Lands	Ministry of Agriculture and Lands	226,497	226,497

Attorney General	Ministry of Attorney General	475,700
	Electoral Boundaries Commission	3,264	478,964

Minister of Children and Family Development	Ministry of Children and Family Development	1,836,295	1,836,295

Minister of Community Services	Ministry of Community Services	266,781	266,781

Minister of Economic Development	Ministry of Economic Development	309,828	309,828

Minister of Education	Ministry of Education	5,195,667	5,195,667

Minister of Employment and Income Assistance	Ministry of Employment and Income Assistance	1,369,415	1,369,415

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	77,234	77,234

Minister of Environment¹	Ministry of Environment	193,839
	Environmental Appeal Board and Forest Appeals Commission	1,070	194,909

Minister of Finance	Ministry of Finance	83,612
	Management of Public Funds and Debt	617,800
	Contingencies (All Ministries) and New Programs	740,000
	BC Family Bonus	23,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Insurance and Risk Management (Special Account)	—	1,464,414

Minister Responsible	Ministry and Other Appropriations	2006/07 Total Operating Expenses (Net)	2006/07 Estimated Amount

Minister of Forests and Range(1),(2)	Ministry of Forests and Range	764,416
	Environmental Appeal Board and Forest Appeals Commission	891
	Forest Practices Board	3,637	768,944

Minister of Health	Ministry of Health	11,915,213	11,915,213

Minister of Labour and Citizens’ Services	Ministry of Labour and Citizens’ Services	205,765	205,765

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	548,012	548,012

Minister of Tourism, Sport and the Arts	Ministry of Tourism, Sport and the Arts	203,695	203,695

Minister of Transportation	Ministry of Transportation	839,458	839,458

	Total Estimated Amount		27,928,258

	Not Applicable
	Legislation	50,589
	Officers of the Legislature	26,828
	BC Timber Sales(2)	169,100
	Ministry of Small Business and Revenue(3)	45,225
	Total Consolidated Revenue Fund	28,220,000

(1)   The Ministers of Environment and Forests each have operating expense accountability for the administration and support services of Vote 48, Environmental Appeal Board and Forest Appeals Commission therefore, those funds have been allocated on a pro-rata basis.

(2)   Under Section 5(1.1) of the Balanced Budget and Ministerial Accountability Act, the estimated amount for the Minister of Forests and Range does not include estimated expenditures related to the BC Timber Sales Special Account.

(3)   Under Section 5(2) of the Balanced Budget and Ministerial Accountability Act, the Minister of Small Business and Revenue is accountable for earning actual gross revenue specified as $214.68 million.

Schedule J

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1) (3)

($000)

Estimates (1) 2005/06	Updated Forecast (1) 2005/06		Estimates 2006/07

		Revenue Summary (2)
14,800,000	15,510,000	Taxation Revenue	15,570,000
4,359,000	4,863,000	Natural Resource Revenue	4,802,000
2,409,000	2,379,000	Other Revenue	2,373,000
4,959,000	5,015,000	Contributions from the Federal Government	5,040,000
1,777,000	1,777,000	Contributions from the Crown Corporations	1,544,000
28,304,000	29,544,000	Total Consolidated Revenue Fund Revenue	29,329,000

		Expense Summary (3)
		Special Offices and Ministries
51,217	51,217	Legislation	50,589
46,357	46,357	Officers of the Legislature	26,828
10,697	9,697	Office of the Premier	12,482
33,993	33,993	Ministry of Aboriginal Relations and Reconciliation	32,978
1,911,532	1,911,532	Ministry of Advanced Education	1,981,707
285,396	221,396	Ministry of Agriculture and Lands	226,497
460,835	460,835	Ministry of Attorney General	475,700
1,636,720	1,636,720	Ministry of Children and Family Development	1,836,295
260,859	260,859	Ministry of Community Services	266,781
444,178	414,178	Ministry of Economic Development	309,828
5,076,388	5,076,388	Ministry of Education	5,195,667
1,353,333	1,353,333	Ministry of Employment and Income Assistance	1,369,415
72,582	72,582	Ministry of Energy, Mines and Petroleum Resources	77,234
178,467	178,467	Ministry of Environment	193,839
82,162	82,162	Ministry of Finance	83,612
860,601	834,601	Ministry of Forests and Range	933,516
11,469,076	11,469,076	Ministry of Health	11,915,213
191,860	191,860	Ministry of Labour and Citizens’ Services	205,765
525,866	560,866	Ministry of Public Safety and Solicitor General	548,012
44,667	44,667	Ministry of Small Business and Provincial Revenue	45,225
180,987	180,987	Ministry of Tourism, Sport and the Arts	203,695
829,091	829,091	Ministry of Transportation	839,458
684,000	624,000	Management of Public Funds and Debt	617,800
347,136	347,136	Other Appropriations (4)	771,864
27,038,000	26,892,000	Total Consolidated Revenue Fund Expense	28,220,000

1,266,000	2,652,000	Consolidated Revenue Fund Operating Result	1,109,000

(1)   The 2005/06 Estimates and Updated Forecast amounts have been restated to conform with the 2006/07 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

(2)   Excludes revenue collected on behalf of, and transferred to, Crown corporations and agencies, and other entities (see Schedule F).

(3)   Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

(4)   See page 13 for details on Other Appropriations.

Schedule K

TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES

ESTIMATED REVENUES AND EXPENSES

($000)

	Estimates 2005/06	Updated Forecast 2005/06	Estimates 2006/07
Taxpayer-supported Crown Corporations and Agencies:
BC Transportation Financing Authority
Revenue	631,000	616,000	620,000
Expense	(600,000)	(606,000)	(567,000)
	31,000	10,000	53,000
Accounting adjustments	(165,000)	(165,000)	(155,000)
Net impact	(134,000)	(155,000)	(102,000)

British Columbia Buildings Corporation
Revenue	412,000	430,000	—
Expense	(370,000)	(390,000)	—
	42,000	40,000	—
Accounting adjustments	(2,000)	(18,000)	—
Net impact	40,000	22,000	—

British Columbia Housing Management Commission
Revenue	333,000	332,000	379,000
Expense	(333,000)	(332,000)	(379,000)
	—	—	—
Accounting adjustments	—	(4,000)	(4,000)
Net impact	—	(4,000)	(4,000)

British Columbia Transit
Revenue	155,000	153,000	159,000
Expense	(155,000)	(152,000)	(159,000)
	—	1,000	—
Accounting adjustments	(1,000)	—	—
Net impact	(1,000)	1,000	—

Tourism BC
Revenue	58,000	58,000	58,000
Expense	(57,000)	(57,000)	(58,000)
	1,000	1,000	—
Accounting adjustments		—	6,000
Net impact	1,000	1,000	6,000

Other taxpayer-supported Crown corporations and agencies
Revenue	622,000	629,000	646,000
Expense	(622,000)	(631,000)	(639,000)
	—	(2,000)	7,000
Accounting adjustments	82,000	102,000	100,000
Net impact	82,000	100,000	107,000

Net operating results of taxpayer-supported Crown corporations and agencies
Revenue	2,211,000	2,218,000	1,862,000
Accounting adjustments(1)	(92,000)	(91,000)	(66,000)
Net revenue	2,119,000	2,127,000	1,796,000
Expense	(2,137,000)	(2,168,000)	(1,802,000)
Accounting adjustments (1)	6,000	6,000	13,000
Net expense	(2,131,000)	(2,162,000)	(1,789,000)
Net operating result	(12,000)	(35,000)	7,000

(1)   This adjustment conforms Crown agency accounting policies with those of government and eliminates transfers among Crown agencies to avoid double counting.

Schedule L

SUCH SECTOR AND REGIONAL AUTHORITIES

ESTIMATED REVENUES AND EXPENSES

($000)

	Estimates 2005/06	Updated Forecast 2005/06	Estimates 2006/07
SUCH Sector and Regional Authorities:
School Districts
Revenue	4,852,000	4,840,000	4,880,000
Expense	(4,781,000)	(4,777,000)	(4,864,000)
	71,000	63,000	16,000
Accounting adjustments	39,000	33,000	42,000
Net impact	110,000	96,000	58,000

Universities
Revenue	2,470,000	2,522,000	2,566,000
Expense	(2,454,000)	(2,420,000)	(2,532,000)
	16,000	102,000	34,000
Accounting adjustments	—	17,000	47,000
Net impact	16,000	119,000	81,000

Colleges, University Colleges, and Institutes
Revenue	1,257,000	1,256,000	1,264,000
Expense	(1,258,000)	(1,257,000)	(1,281,000)
	(1,000)	(1,000)	(17,000)
Accounting adjustments	8,000	(7,000)	6,000
Net impact	7,000	(8,000)	(11,000)

Health Authorities
Revenue	7,973,000	8,063,000	8,258,000
Expense	(7,973,000)	(8,063,000)	(8,258,000)
	—	—	—
Accounting adjustments	26,000	(16,000)	2,000
Net impact	26,000	(16,000)	2,000

Hospital Societies
Revenue	645,000	664,000	683,000
Expense	(648,000)	(664,000)	(683,000)
	(3,000)	—	—
Accounting adjustments	—	(5,000)	(1,000)
Net impact	(3,000)	(5,000)	(1,000)

Children and Family Development governance authorities
Revenue	387,000	400,000	605,000
Expense	(387,000)	(400,000)	(605,000)
	—	—	—
Accounting adjustments	8,000	4,000	1,000
Net impact	8,000	4,000	1,000

Net operating results of SUCH sector and regional authorities
Revenue	17,584,000	17,745,000	18,256,000
Accounting adjustments(1)	(487,000)	(441,000)	(388,000)
Net revenue	17,097,000	17,304,000	17,868,000
Expense	(17,501,000)	(17,581,000)	(18,223,000)
Accounting adjustments(1)	568,000	467,000	485,000
Net expense	(16,933,000)	(17,114,000)	(17,738,000)
Net operating result	164,000	190,000	130,000

(1)   This adjustment conforms SUCH entity accounting policies with those of government and eliminates transfers among SUCH entities to avoid double counting.

Schedule M

ESTIMATED REVENUE BY SOURCE

(for the Fiscal Year Ending March 31, 2007)

($millions)

	Taxation	Natural Resources	Fees & Licences	Investment Earnings	Miscellaneous	Contribution from Federal Government	Contribution from Government Enterprises	Total
Consolidated Revenue Fund	15,570	4,802	2,107	40	226	5,040	1,544	29,329
Accounting adjustments							(223)	(223)
Contributions from Crown corporations							(1,544)	(1,544)
Bad debts	18	11	109		19			157
Expenses recovered from external entities	57	6	75	634	347	186	223	1,528
	15,645	4,819	2,291	674	592	5,226	—	29,247

BC Transportation Financing Authority	440				180			620
Other Crown corporations and agencies	133	33	81	13	867	144		1,271
	573	33	81	13	1,047	144	—	1,891
Grants to agencies and other internal transfers					(749)			(749)
Accounting adjustments					(7)			(7)
Taxpayer-Supported Crown Corporations	573	33	81	13	291	144	—	1,135

School Districts			136	19	4,654	71		4,880
Universities			574	82	1,636	274		2,566
Colleges, University Colleges, & Institutes			349	5	908	2		1,264
Health Authorities			166	25	8,065	2		8,258
Hospital Societies			25	1	647	10		683
Children and Family Development governance authorities					605			605
	—	—	1,250	132	16,515	359	—	18,256
Grants to agencies and other internal transfers					(15,267)			(15,267)
Accounting adjustments					22			22
SUCH sector and regional authorities	—	—	1,250	132	1,270	359	—	3,011

BC Hydro							18	18
BC Liquor Distribution							798	798
BC Lottery Corporation							932	932
BC Rail							84	84
Insurance Corporation of British Columbia							131	131
Other Self-supported Crown Corporations							8	8
	—	—	—	—	—	—	1,971	1,971
Accounting adjustments								—
Net earnings of Self-Supported Crown Corporations	—	—	—	—	—	—	1,971	1,971
Total Revenue by Source	16,218	4,852	3,622	819	2,153	5,729	1,971	35,364

The Estimated Revenue by Source schedule is presented for information purposes.The schedule provides further revenue detail of the government reporting entity. Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies, to eliminate Crown corporation, SUCH sector and regional authority revenue received from the province, to eliminate dividends from self-supported Crown corporations to avoid double counting, and to gross up revenue for recoveries received from external sources.  Figures have been rounded to the nearest million.

Schedule N

ESTIMATED EXPENSE BY FUNCTION

(for the Fiscal Year Ending March 31, 2007)

($millions)

	Health	Social Services	Education	Protection of Persons & Property	Trans- portation	Natural Resources & Economic Development	Other	General Government	Interest	Total
Legislation								51		51
Officers of the Legislature				8				19		27
Office of the Premier								12		12
Ministry of Aboriginal Relations and Reconciliation				29		4				33
Ministry of Advanced Education			1,982							1,982
Ministry of Agriculture and Lands						226				226
Ministry of Attorney General		62		371				43		476
Ministry of Children and Family Development	115	1,683		38						1,836
Ministry of Community Services				52			190	25		267
Ministry of Economic Development			90	5		62	153			310
Ministry of Education			5,182				14			5,196
Ministry of Employment and Income Assistance	87	1,212	70							1,369
Ministry of Energy, Mines and Petroleum Resources						77				77
Ministry of Environment						158	36			194
Ministry of Finance				1				83		84
Ministry of Forests and Range				7		724	202			933
Ministry of Health Services	11,915									11,915
Ministry of Labour and Citizens Services				19				187		206
Ministry of Public Safety and Solicitor General	4			544						548
Ministry of Small Business and Revenue						3		42		45
Ministry of Tourism, Sport and the Arts						150	54			204
Ministry of Transportation				25	810		4			839
Management of Public Funds and Debt									618	618
BC Family Bonus		23								23
Contingencies All Ministries and New Programs							740			740
Other Appropriations				3		6				9
Consolidated Revenue Fund	12,121	2,980	7,324	1,102	810	1,410	1,393	462	618	28,220
Grants to agencies and other internal transfers	(8,119)	(668)	(6,934)		(234)	(185)	(219)		828	(15,531)
Expenses recovered from external entities	244	50	54	155	8	63	274	203	634	1,685
	4,246	2,362	444	1,257	584	1,288	1,448	665	2,080	14,374

BC Transportation Financing Authority					567					567
Other	135	73	78	44	186	227	521			1,264
	135	73	78	44	753	227	521	—	—	1,831
Other internal transfers					(164)	(32)	(16)		183	(29)
Taxpayer-Supported Crown Corporations	135	73	78	44	589	195	505	—	183	1,802

School Districts			4,864							4,864
Universities			2,532							2,532
Colleges, University Colleges, & Institutes			1,281							1,281
Health Authorities	8,258									8,258
Hospital Societies	683									683
Children and Family Development governance authorities		605								605
	8,941	605	8,677	—	—	—	—	—	—	18,223
Other internal transfers	(489)		(37)						41	(485)
SUCH sector and regional authorities	8,452	605	8,640	—	—	—	—	—	41	17,738
Total Expense by Function	12,833	3,040	9,162	1,301	1,173	1,483	1,953	665	2,304	33,914

The Estimated Expense by Function schedule is presented for information purposes. The schedule provides further expense detail of the government reporting entity. Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies; to eliminate Crown corporation, SUCH sector and regional authority expense paid to the province to avoid double counting; and to gross up expenses for recoveries received from external sources.Figures have been rounded to the nearest million.

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system.  Each group account represents a broad category of expense and is comprised of specific components (standard objects of expense).  A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level.  Both publications can be found on the on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/.  The account classification system is described below in more detail.

Salaries and Benefits

•      Base Salaries – includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•      Supplementary Salary Costs – includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•      Employee Benefits – includes the cost of employer contributions to employee benefit plans and pensions.  Other benefits paid by the employer such as relocation and transfer expenses are also included.

•      Legislative Salaries and Indemnities – includes the cost of the annual M.L.A. indemnity and supplementary salaries as authorized under Section 4 of the Legislative Assembly Allowances and Pension Act.  Salaries for the Officers of the Legislature are also included.

Operating Costs

•      Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•      Public Servant Travel – includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•      Centralized Management Support Services – includes central agency charges to ministries for services such as human resources, legal services, internal audit, payroll, corporate accounting system, procurement services and common information technology services.

•      Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•      Information Systems – Operating – includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•      Office and Business Expenses – includes supplies and services required for the operation of offices.

•      Informational Advertising and Publications  includes costs associated with non-stat utory advertising and general publications.

•      Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•      Utilities, Materials, and Supplies – includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•      Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•      Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•      Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•      Building Occupancy Charges – includes payments to the British Columbia Buildings Corporation and/or the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

Government Transfers

•      Transfers – Grants – includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•      Transfers – Entitlements – includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•      Transfers – Agreements – includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•      Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•      Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•      Other Expenses – includes expenses such as financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•      Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•      Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•      Recoveries Within The Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•      Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule D.  The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level.  The category of assets is described below.

•      Land – includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•      Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•      Buildings – includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•      Specialized Equipment – includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

•      Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•      Vehicles – includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•      Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•      Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•      Roads – includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.

•      Other – includes capital expenditures that cannot be reasonably allocated to another standard object of capital expenditure.